Exhibit 10(a)
                    AMENDED AND RESTATED CREDIT AGREEMENT

                                 dated as of

                               August 23, 2002

                                    among


                                  CULP, INC.

                           The Banks Listed Herein


                                     and


                     WACHOVIA BANK, NATIONAL ASSOCIATION,
                                   as Agent

                               TABLE OF CONTENTS
                                  (continued)
                                                                          PAGE



                               TABLE OF CONTENTS

                                                                          PAGE




ARTICLE I      DEFINITIONS...................................................1

      SECTION 1.01.     Definitions..........................................1

      SECTION 1.02.     Accounting Terms and Determinations.................14

      SECTION 1.03.     References..........................................15

      SECTION 1.04.     Use of Defined Terms................................15

      SECTION 1.05.     Terminology; Headings...............................15

ARTICLE II     THE CREDITS..................................................15

      SECTION 2.01.     Commitments to Lend.................................15

      SECTION 2.02.     Method of Borrowing.................................16

      SECTION 2.03.     Money Market Loans..................................22

      SECTION 2.04.     Notes...............................................26

      SECTION 2.05.     Maturity of Loans...................................26

      SECTION 2.06.     Interest Rates......................................26

      SECTION 2.07.     Loan Fees...........................................29

      SECTION 2.08.     Optional Termination or Reduction of Commitments....29

      SECTION 2.09.     Termination of Commitments..........................29

      SECTION 2.10.     Optional Prepayments................................29

      SECTION 2.11.     Mandatory Prepayments...............................30

      SECTION 2.12.     General Provisions as to Payments...................30

      SECTION 2.13.     Computation of Interest and Fees....................32

ARTICLE III    CONDITIONS TO BORROWINGS.....................................32

      SECTION 3.01.     Conditions to First Borrowing.......................32

      SECTION 3.02.     Conditions to All Borrowings........................33

ARTICLE IV     REPRESENTATIONS AND WARRANTIES...............................34

      SECTION 4.01.     Corporate Existence and Power.......................34

      SECTION 4.02.     Corporate and Governmental Authorization; No
                        Contravention.......................................34

      SECTION 4.03.     Binding Effect......................................34

      SECTION 4.04.     Financial Information...............................35

      SECTION 4.05.     No Litigation.......................................35

      SECTION 4.06.     Compliance with ERISA...............................35

      SECTION 4.07.     Compliance with Laws; Payment of Taxes..............35

      SECTION 4.08.     Subsidiaries........................................36

      SECTION 4.09.     Investment Company Act..............................36

      SECTION 4.10.     Public Utility Holding Company Act..................36

      SECTION 4.11.     Ownership of Property; Liens........................36

      SECTION 4.12.     No Default..........................................36

      SECTION 4.13.     Full Disclosure.....................................36

      SECTION 4.14.     Environmental Matters...............................36

      SECTION 4.15.     Capital Stock.......................................37

      SECTION 4.16.     Margin Stock........................................37

      SECTION 4.17.     Insolvency..........................................38

      SECTION 4.18.     Insurance...........................................38

ARTICLE V      COVENANTS....................................................38

      SECTION 5.01.     Information.........................................38

      SECTION 5.02.     Inspection of Property, Books and Records...........39

      SECTION 5.03.     Maintenance of Existence............................40

      SECTION 5.04.     Dissolution.........................................40

      SECTION 5.05.     Consolidations, Mergers and Sales of Assets.........40

      SECTION 5.06.     Use of Proceeds.....................................40

      SECTION 5.07.     Compliance with Laws; Payment of Taxes..............41

      SECTION 5.08.     Insurance...........................................41

      SECTION 5.09.     Change in Fiscal Year...............................41

      SECTION 5.10.     Maintenance of Property.............................41

      SECTION 5.11.     Environmental Notices...............................41

      SECTION 5.12.     Environmental Matters...............................41

      SECTION 5.13.     Environmental Release...............................41

      SECTION 5.14.     Transactions with Affiliates........................41

      SECTION 5.15.     Loans or Advances...................................42

      SECTION 5.16.     Investments.........................................42

      SECTION 5.17.     Priority Debt.......................................42

      SECTION 5.18.     Restrictions on Ability of Subsidiaries to Pay
                        Dividends...........................................43

      SECTION 5.19.     Interest and Leases Coverage........................44

      SECTION 5.20.     Ratio of Funded Debt to Total Tangible
                        Capitalization......................................44

      SECTION 5.21.     Debt/EBITDA Ratio...................................44

      SECTION 5.22.     Acquisitions........................................44

      SECTION 5.23.     Restricted Payments.................................44

      SECTION 5.24.     Capital Expenditures................................44

      SECTION 5.25.     Redemption of Bonds; Release of Collateral Upon
                        $8,000,000 Bond Redemption..........................44

ARTICLE VI     DEFAULTS.....................................................45

      SECTION 6.01.     Events of Default...................................45

      SECTION 6.02.     Notice of Default...................................47

ARTICLE VII    THE AGENT....................................................47

      SECTION 7.01.     Appointment; Powers and Immunities..................48

      SECTION 7.02.     Reliance by Agent...................................48

      SECTION 7.03.     Defaults............................................48

      SECTION 7.04.     Rights of Agent as a Bank and its Affiliates........49

      SECTION 7.05.     Indemnification.....................................49

      SECTION 7.06.     CONSEQUENTIAL DAMAGES...............................49

      SECTION 7.07.     Payee of Note Treated as Owner......................49

      SECTION 7.08.     Nonreliance on Agent and Other Banks................50

      SECTION 7.09.     Failure to Act......................................50

      SECTION 7.10.     Resignation or Removal of Agent.....................50

ARTICLE VIII   CHANGE IN CIRCUMSTANCES; COMPENSATION........................50

      SECTION 8.01.     Basis for Determining Interest Rate Inadequate
                        or Unfair...........................................50

      SECTION 8.02.     Illegality..........................................51

      SECTION 8.03.     Increased Cost and Reduced Return...................51

      SECTION 8.04.     Base Rate Loans or Other Fixed Rate Loans
                        Substituted for Affected Fixed Rate Loans...........53

      SECTION 8.05.     Compensation........................................53

ARTICLE IX     MISCELLANEOUS................................................53

      SECTION 9.01.     Notices.............................................54

      SECTION 9.02.     No Waivers..........................................54

      SECTION 9.03.     Expenses; Documentary Taxes.........................54

      SECTION 9.04.     Indemnification.....................................54

      SECTION 9.05.     Setoff; Sharing of Setoffs..........................55

      SECTION 9.06.     Amendments and Waivers..............................55

      SECTION 9.07.     No Margin Stock Collateral..........................56

      SECTION 9.08.     Successors and Assigns..............................56
      SECTION 9.09.     Confidentiality.....................................58

      SECTION 9.10.     Representation by Banks.............................59

      SECTION 9.11.     Obligations Several.................................59

      SECTION 9.12.     North Carolina Law..................................59

      SECTION 9.13.     Severability........................................59

      SECTION 9.14.     Interest............................................60

      SECTION 9.15.     Interpretation......................................60

      SECTION 9.16.     Waiver of Jury Trial; Consent to Jurisdiction.......60

      SECTION 9.17.     Counterparts........................................60

      SECTION 9.18.     Source of Funds - ERISA.............................60

      SECTION 9.19.     Replacement of Banks................................61

EXHIBIT A-1       Form of Syndicated Loan Note

EXHIBIT A-2       Form of Money Market Loan Note

EXHIBIT B         Form of Opinion of Counsel for the Borrower

EXHIBIT C         Form of New Letter of Credit Notice

EXHIBIT D         Form of Assignment and Acceptance

EXHIBIT E         Form of Notice of Borrowing

EXHIBIT E-2       Form of Notice of Continuation or Conversion

EXHIBIT F         Form of Compliance Certificate

EXHIBIT G         Form of Closing Certificate

EXHIBIT H         Form of Officer's Certificate

EXHIBIT I         Form of Money Market Quote Request

EXHIBIT J         Form of Money Market Quote

EXHIBIT K         Form of Amended and Restated Security Agreement

Schedule 4.08     Subsidiaries

Schedule 5.15     Loans and Advances existing on the Closing Date

Schedule 5.16     Investments existing on the Closing Date

Schedule 5.17     Debt of Subsidiaries existing on the Closing Date

                    AMENDED AND RESTATED CREDIT AGREEMENT

      AGREEMENT dated as of August 23, 2002 among CULP, INC., the BANKS listed on the signature pages hereof and WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent.

      The parties hereto agree that this Agreement amends and restates in its entirety the Original Credit Agreement (as defined below) as follows:

                                  ARTICLE I

                                 DEFINITIONS

SECTION 1.01. Definitions. The terms as defined in this Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

      "Acquisition" means the acquisition by the Borrower or any of its Subsidiaries of all or substantially all of the assets or stock of any Person.

      "Adjusted London Interbank Offered Rate" has the meaning set forth in
Section 2.06(c).

      "Affiliate" of any relevant Person means (i) any Person that directly, or indirectly through one or more intermediaries, controls the relevant Person (a "Controlling Person"), (ii) any Person (other than the relevant Person or a Subsidiary of the relevant Person) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary of the relevant Person) of which the relevant Person owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      "Agent" means WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America, in its capacity as agent for the Banks hereunder, and its successors and permitted assigns in such capacity.

      "Agent's Letter Agreement" means any letter agreement between the Borrower and the Agent relating solely to the structure of the Loans and fees relating thereto from time to time payable by the Borrower to the Agent which identifies itself as an "Agent's Letter Agreement," together with all amendments and supplements thereto.

      "Agreement" means this Credit Agreement, together with all amendments and supplements hereto.

      "Applicable Margin" has the meaning set forth in Section 2.06(a).

      "Assignee" has the meaning set forth in Section 9.08(c).

      "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 9.08(c) in the form attached hereto as Exhibit D.

      "Authority" has the meaning set forth in Section 8.02.

      "Bank" means each bank listed on the signature pages hereof as having a Commitment, and its successors and assigns.

      "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or (ii) one-half of one percent above the Federal Funds Rate. For purposes of determining the Base Rate or the Federal Funds Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.

      "Base Rate Loan" means a Loan which bears or is to bear interest at a rate based upon the Base Rate, and is to be made as a Base Rate Loan pursuant to the applicable Notice of Borrowing, Notice of Continuation or Conversion,
Section 2.02(f), or Article VIII, as applicable.

      "Borrower" means Culp, Inc., a North Carolina corporation, and its successors and permitted assigns.

      "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower (i) at the same time by all of the Banks, in the case of a Syndicated Borrowing, or (ii) separately by one or more Banks, in the case of a Money Market Borrowing, in each case pursuant to Article II. A Borrowing is a "Base Rate Borrowing" if such Loans are Base Rate Loans or a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans. A Borrowing is a "Money Market Borrowing" if such Loans are made pursuant to Section 2.03 or a "Syndicated Borrowing" if such Loans are made pursuant to Section 2.01.

      "Capital Expenditures" means for any period the sum of all capital expenditures incurred during such period by the Borrower and its Consolidated Subsidiaries, as determined in accordance with GAAP.

      "Capital Stock" means any nonredeemable capital stock of the Borrower or any Consolidated Subsidiary (to the extent issued to a Person other than the Borrower), whether common or preferred.

      "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et. seq. and its implementing regulations and amendments.

      "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

      "Change of Law" shall have the meaning set forth in Section 8.02.

      "Chattanooga Restructuring" means the closing of the Borrower's facility in Chattanooga, Tennessee (formerly operated in Rossville, Georgia), and the movement and consolidation of certain of such facility's "Culp Decorative Fabrics" assets to other facilities of the Borrower.

      "Chattanooga Sale/Leaseback Transaction" means a transaction whereby the Borrower would: (i) convey to The Industrial Development Board of the City of Chattanooga (the "Issuer) certain items of machinery, equipment and related personal property owned (or to be owned) by the Borrower in connection with the business currently conducted at its Rossville, Georgia plant (the "Project"); (ii) lease back the Project from the Issuer for payments in a nominal amount in lieu of ad valorem taxes for a period ending December 31, 2007; (iii) have the right to terminate the lease at any time upon written notice; (iv) have the option to purchase the Project upon any lease termination (whether at maturity or upon early termination by the Borrower) for a purchase price of $1; and (v) limit the Project to assets with a cost basis not to exceed $20,000,000 in the aggregate.

      "Closing Certificate" has the meaning set forth in Section 3.01(e).

      "Closing Date" means August 23, 2002.

      "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

      "Commitment" means, with respect to each Bank, (i) the amount set forth opposite the name of such Bank on the signature pages hereof, and (ii) as to any Bank which enters into any Assignment and Acceptance (whether as transferor Bank or as Assignee thereunder), the amount of such Bank's Commitment after giving effect to such Assignment and Acceptance, in each case as such amount may be reduced from time to time pursuant to Sections
2.08 and 2.09.

      "Compliance Certificate" has the meaning set forth in Section 5.01(c).

      "Consolidated Lease Expense" for any period means all rental expense under operating leases of the Borrower and its Consolidated Subsidiaries on a consolidated basis during such period.

      "Consolidated Net Interest Expense" for any period means interest, whether expensed or capitalized, in respect of Debt of the Borrower or any of its Consolidated Subsidiaries outstanding during such period, net of any interest income attributable to Restricted Investments.

      "Consolidated Net Income" means, for any period, the Net Income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis, but excluding (i) extraordinary items and other non-recurring items and (ii) any equity interests of the Borrower or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary.

      "Consolidated Net Worth" means, on a consolidated basis and in accordance with GAAP, at any time, (a) the sum of (i) the par value (or value stated on the books of the Borrower) of Capital Stock (excluding therefrom Redeemable Preferred Stock, treasury stock and capital stock subscribed and unissued) plus (ii) the amount of paid-in capital and retained earnings of the Borrower and its Subsidiaries, minus (b) to the extent included in the immediately preceding clause (a), all amounts properly attributable to minority interests, if any, in the stock and surplus of any such Subsidiaries.

      "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

      "Consolidated Tangible Net Worth" means, on a consolidated basis, at any time, Consolidated Net Worth less the amount of any intangible items as determined in accordance with GAAP at such time.

      "Consolidated Total Assets" means, at any time, the total assets of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, prepared in accordance with GAAP.

      "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

      "Culp Family" means Robert G. Culp, III, his spouse, his mother, his siblings, his lineal descendants, and any trusts established for the benefit of any of them.

      "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid or to be paid under a letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person,
(ix) all obligations of such Person with respect to interest rate protection agreements, foreign currency exchange agreements or other hedging arrangements (valued as the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable hedging agreement, if any), and
(x) all Debt of others Guaranteed by such Person.

      "Debt/EBITDA Ratio" means at any time the ratio of (i) Funded Debt to
(ii) EBITDA.

      "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

      "Default Rate" means, with respect to any Loan, on any day, the sum of 2% plus the then highest interest rate (including the Applicable Margin) which may be applicable to any Loans hereunder (irrespective of whether any such type of Loans are actually outstanding hereunder).

      "Dollars" or "$" means dollars in lawful currency of the United States of America.

      "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in North Carolina are authorized by law to close.

      "EBIT" means at any time the sum of the following, determined on a consolidated basis for the Borrower and its Consolidated Subsidiaries, at the end of each Fiscal Quarter, for the Fiscal Quarter just ended and the 3 immediately preceding Fiscal Quarters: (i) Consolidated Net Income; plus (ii) Consolidated Net Interest Expense; plus (iii) taxes on income.

      "EBITDA" means at any time the sum of the following, determined on a consolidated basis for the Borrower and its Consolidated Subsidiaries, at the end of each Fiscal Quarter, for the Fiscal Quarter just ended and the 3 immediately preceding Fiscal Quarters (and with respect to any Acquisition which is made during such 4 Fiscal Quarter period, the Consolidated Subsidiary acquired in such Acquisition shall be included as if it had been a Consolidated Subsidiary prior to the commencement of such 4 Fiscal Quarter period): (i) Consolidated Net Income; plus (ii) Consolidated Net Interest Expense; plus (iii) taxes on income; plus (iv) depreciation; plus (v) amortization; plus (vi) cash charges described on Schedule 1.01(E) attached hereto and made a part hereof not exceeding $5,100,000 in the aggregate through the fourth Fiscal Quarter of Fiscal Year 2002; plus (vii) cash charges described on Schedule 1.01(F) attached hereto and made a part hereof not exceeding $1,400,000 in the aggregate through the fourth Fiscal Quarter of Fiscal Year 2002; plus (viii) cash charges described on Schedule 1.01(G) attached hereto and made a part hereof not exceeding $12,025,800 in the aggregate through the fourth Fiscal Quarter of Fiscal Year 2003; plus (ix) other non-cash charges.

      "EBILTDA" means at any time the sum of the following, determined on a consolidated basis for the Borrower and its Consolidated Subsidiaries, at the end of each Fiscal Quarter, for the Fiscal Quarter just ended and the 3 immediately preceding Fiscal Quarters (and with respect to any Acquisition which is made during such 4 Fiscal Quarter Period, the Consolidated Subsidiary acquired in such Acquisition shall be included as if it had been a Consolidated Subsidiary prior to the commencement of such 4 Fiscal Quarter Period): (i) EBITDA; plus (ii) Consolidated Lease Expense.

      "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

      "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Borrower or any Subsidiary required by any Environmental Requirement.

      "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

      "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

      "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any, violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

      "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

      "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

      "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Borrower, any Subsidiary or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

      "Euro-Dollar Business Day" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

      "Euro-Dollar Loan" means a Loan which bears or is to bear interest at a rate based upon the Adjusted London Interbank Offered Rate, and to be made as a Euro-Dollar Loan pursuant to the applicable Notice of Borrowing or Notice of Continuation or Conversion.

      "Euro-Dollar Reserve Percentage" has the meaning set forth in
Section 2.06(c).

      "Event of Default" has the meaning set forth in Section 6.01.

      "Existing Letters of Credit" means the existing letters of credit issued by the Issuer with respect to: (i) $3,377,000 original principal amount Chesterfield County South Carolina Industrial Revenue Bonds (Series
1988); (ii) $7,900,000 original principal amount Alamance County Industrial Facilities and Pollution Control Financing Authority Industrial Revenue Refunding Bonds (Series A and B); and (iii) $6,000,000 original principal amount Chesterfield County South Carolina Industrial Revenue Bonds (Series
1996).

      "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions, as determined by the Agent.

      "Fiscal Month" means any fiscal month of the Borrower.

      "Fiscal Quarter" means any fiscal quarter of the Borrower.

      "Fiscal Year" means any fiscal year of the Borrower, ending on the Sunday closest to April 30 of each year.

      "Fixed Rate Borrowing" means a Euro-Dollar Borrowing or a Money Market Borrowing, or either of them, as the context shall require.

      "Fixed Rate Loans" means Euro-Dollar Loans or Money Market Loans, or either of them, as the context shall require.

      "Funded Debt" means at any date, without duplication, the sum of the following, determined on a consolidated basis and in accordance with GAAP for the Borrower and its Consolidated Subsidiaries: (i) all obligations for borrowed money; (ii) all obligations as lessee under capital leases; (iii) all obligations with respect to industrial revenue bonds (or letters of credit issued as an enhancement thereto), excluding, however, Restricted Investments; and (iv) all Debt of the types described in clauses (i), (ii) and (iii) of others Guaranteed by the Borrower or any Consolidated Subsidiary.

      "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

      "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or
(ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

      "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. Section 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation or (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

      "Interest and Leases Coverage Ratio" means the ratio of EBILTDA to the sum of (x) Consolidated Net Interest Expense plus (y) Consolidated Lease Expense.

      "Interest Period" means:

(1)         with respect to each Euro-Dollar Borrowing, subject to paragraph
      (c) below, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, second, third or sixth month thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day, shall be extended to the next succeeding Euro-Dollar Business Day, unless such Euro-Dollar Business Day, falls in another calendar month, in which case such Interest Period shall, subject to paragraph (c) below end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day, of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Euro-Dollar Business Day, of the appropriate subsequent calendar month; and

          (c) no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date.

(2) With respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

          (b) no Interest Period which begins before the Termination Date and would otherwise end after the Termination Date may be selected.

(3) With respect to each Money Market Borrowing, the period commencing on the date of such Borrowing and ending on the Stated Maturity Date or such other date or dates as may be specified in the applicable Money Market Quote; provided that:

          (a) any Interest Period (subject to clause (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

          (b) no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date.

      "Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise; provided, however, that the term Investment shall not include an Acquisition.

      "Issuer" means Wachovia Bank, National Association in its capacity as the issuer of the Letters of Credit.

      "Joint Venture" means any Person in which the Borrower and one or more other Persons makes an Investment for a limited purpose operation and which does not constitute a Subsidiary.

      "LC Commitment Percentage" means, with respect to a Bank, the ratio, expressed as a percentage, of (a) the amount of such Bank's Commitment to (b) the aggregate amount of the Commitments of all Banks hereunder; provided, however, that if at the time of determination the Commitments have terminated or been reduced to zero, the "LC Commitment Percentage" of each Bank shall be the LC Commitment Percentage of such Bank in effect immediately prior to such termination or reduction.

      "Lending Office" means, as to each Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as such Bank may hereafter designate as its Lending Office by notice to the Borrower and the Agent.

      "Letter of Credit" means each Existing Letter of Credit and each New Letter of Credit, and "Letters of Credit" means all Existing Letters of Credit and New Letters of Credit.

      "Letter of Credit Obligations" means, at any particular time, the sum of (a) the Reimbursement Obligations outstanding at such time, and (b) the aggregate maximum amount available for drawing under the Letters of Credit at such time.

      "Letter of Credit Reimbursement Agreements" shall mean, (i) with respect to each Existing Letter of Credit, the following Reimbursement Agreements between the Borrower and the Agent (as amended by that certain First Amendment thereto dated as of November 14, 2000, that certain Second Amendment thereto dated as of January 26, 2001, that certain Third Amendment thereto dated as of even date with this Agreement and as amended or otherwise modified from time to time), each dated as of April 1, 1997 (except for item
(iii) which is dated as of July 1, 1997), with respect to (i) $3,377,000 original principal amount Chesterfield County South Carolina Industrial Revenue Bonds (Series 1988); (ii) $7,900,000 original principal amount Alamance County Industrial Facilities and Pollution Control Financing Authority Industrial Revenue Refunding Bonds (Series A and B); and (iii) $6,000,000 original principal amount Chesterfield County South Carolina Industrial Revenue Bonds (Series 1996); with such modifications thereto as may by agreed upon by the Agent and the Borrower and are not materially adverse to the interests of the Banks; and (ii) with respect to each New Letter of Credit, such form of application therefor (whether in a single or several documents) as the Issuer may employ in the ordinary course of business for its own account, whether or not providing for collateral security, with such modifications thereto as may by agreed upon by the Issuer and the Borrower and are not materially adverse to the interests of the Banks. In the event of any conflict between the terms of any Letter of Credit Reimbursement Agreements and this Agreement, the terms of this Agreement shall control.

      "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

      "Loan" means a Base Rate Loan, Euro-Dollar Loan, Money Market Loan, Syndicated Loan, or Syndicated Loan, and "Loans" means Base Rate Loans, Euro-Dollar Loans, Money Market Loans, Syndicated Loans, Syndicated Loans, or any or all of them, as the context shall require.

      "Loan Documents" means this Agreement, the Notes, the Letters of Credit, the Letter of Credit Reimbursement Agreements, the Security Agreement, and any other document evidencing, relating to or securing the Loans or the Letters of Credit, and any other document or instrument delivered from time to time in connection with this Agreement, the Notes, the Loans, the Letters of Credit, the Letter of Credit Reimbursement Agreements, or the Security Agreement, as such documents and instruments may be amended or supplemented from time to time.

      "London Interbank Offered Rate" has the meaning set forth in
Section 2.06(c).

      "Luzerne County Bonds" means the Luzerne County Industrial Development Revenue Bonds (Series 1996) in the original principal amount of $3,500,000.

      "Margin Stock" means "margin stock" as defined in Regulations T, U or X.

      "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business or properties of the Borrower and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or the Banks under the Loan Documents, or the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of any Loan Document.

      "Money Market Borrowing Date" has the meaning specified in Section 2.03.

      "Money Market Loan" means a Loan which bears or is to bear interest at a rate determined pursuant to Section 2.03 and to be made as a Money Market Loan pursuant thereto.

      "Money Market Loan Notes" means the promissory notes of the Borrower, substantially in the form of Exhibit A-2, evidencing the obligation of the Borrower to repay the Money Market Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

      "Money Market Quote" has the meaning specified in Section 2.03.

      "Money Market Quote Request" has the meaning specified in
Section 2.03(b).

      "Money Market Rate" has the meaning specified in Section 2.03(c)(ii)(C).

      "Moody's" means Moody's Investor Service, Inc.

      "Multiemployer Plan" shall have the meaning set forth in
Section 4001(a)(3) of ERISA.

      "Net Income" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

      "New Letter of Credit" means each letter of credit (other than the Existing Letters of Credit) issued by the Issuer for the account of the Borrower pursuant to Section 2.02A.

      "Notes" means the Syndicated Loan Notes, or, the Money Market Loan Notes, or any or all of them, as the context shall require.

      "Notice of Borrowing" has the meaning set forth in Section 2.02(a).

      "Notice of Continuation or Conversion" has the meaning set forth in
Section 2.02B.

      "Officer's Certificate" has the meaning set forth in Section 3.01(f).

      "Original Credit Agreement" means that certain Credit Agreement dated April 23, 1997, among the Borrower, Wachovia as agent, and the other banks part thereto, as amended.

      "Participant" has the meaning set forth in Section 9.08(b).

      "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

      "Performance Pricing Determination Date" has the meaning set forth in
Section 2.06(a).

      "Person" means an individual, a corporation, a partnership, limited liability corporation, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

      "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

      "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

      "Properties" means all real property owned, leased or otherwise used or occupied by the Borrower or any Subsidiary, wherever located.

      "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

      "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

      "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

      "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

      "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

      "Reimbursement Obligations" means the reimbursement or repayment obligations of the Borrower to the Issuer pursuant to Section 2.02A with respect to Letters of Credit.

      "Required Banks" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments are no longer in effect, Banks holding at least 66 2/3% of the aggregate outstanding principal amount of the sum of the (i) Syndicated Loans, (ii) Money Market Loans and
(iii) the Letter of Credit Obligations.

      "Restricted Investments" means "restricted investments" consisting of bond proceeds held in escrow by the bond trustee in connection with industrial development revenue bonds.

      "Restricted Payment" means (i) any dividend or other distribution on any shares of the Borrower's Capital Stock (except dividends payable solely in shares of its Capital Stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's Capital Stock (except shares acquired upon the conversion thereof into other shares of its Capital Stock) or (b) any option, warrant or other right to acquire shares of the Borrower's Capital Stock.

      "Robeson County Bonds" means the Robeson County Industrial Facilities and Pollution Control Financing Authority Industrial Development Revenue Bonds (Series 1997) in the original principal amount of $8,500,000.

      "S&P" means Standard & Poor's Rating Group, a division of McGraw-Hill,
Inc.

      "Security Agreement" means the Amended and Restated Security Agreement by the Borrower in favor of the Agent substantially in the form of Exhibit K which amends and restates that certain Security Agreement by the Borrower dated March 28, 2001, together with all amendments, modifications, and supplements thereto from time to time.

      "Special Purchase Money Liens" means Liens which: (i) are incurred in connection with the purchase of looms; (ii) secure Debt consisting only of the deferred purchase price of such looms, and no other Debt, which deferred purchase price Debt (x) is non-interest bearing and (y) is payable in no more than 2 years from the date of purchase; and (iii) encumber only on the looms so purchased, and not on any other assets.

      "Stated Maturity Date" means, with respect to any Money Market Loan, the Stated Maturity Date therefor specified by the Bank in the applicable Money Market Quote.

      "Stockholders' Equity" means, at any time, the shareholders' equity of the Borrower and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP, but excluding any Redeemable Preferred Stock of the Borrower or any of its Consolidated Subsidiaries. Shareholders' equity generally would include, but not be limited to (i) the par or stated value of all outstanding Capital Stock, (ii) capital surplus, (iii) retained earnings, and (iv) various deductions such as (A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan, (D) employee stock ownership plan debt guarantees, and (E) translation adjustments for foreign currency transactions.

      "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

      "Syndicated Loan Notes" means promissory notes of the Borrower, substantially in the form of Exhibit "A-1", evidencing the obligation of the Borrower to repay the Syndicated Loans, together with all amendments, consolidations, modifications, renewals, and supplements thereto.

      "Syndicated Loan" means a Base Rate Loan or a Euro-Dollar Loan.

      "Taxes" has the meaning set forth in Section 2.12(c).

      "Telerate" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service).

      "Termination Date" means whichever is applicable of (i) August 23, 2004, (ii) the date the Commitments are terminated pursuant to Section 6.01 following the occurrence of an Event of Default, or (iii) the date the Borrower terminates the Commitments entirely pursuant to Section 2.08."

      "Third Parties" means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Borrower's business and on a temporary basis.

      "Total Tangible Capitalization" means at any date the sum of: (i) Consolidated Tangible Net Worth; plus (ii) Funded Debt.

      "Transferee" has the meaning set forth in Section 9.08(d).

      "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

      "Unused Commitment" means at any date, with respect to any Bank, an amount equal to its Commitment less the aggregate outstanding principal amount of its Syndicated Loans; provided, however, the amount of its Money Market Loans and its Existing Letter of Credit Obligations shall not be subtracted from any Bank's Commitment in the calculation of such Bank's Unused Commitment.

      "Wachovia" means Wachovia Bank, National Association, a national banking association, and its successors.

      "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

     SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks unless with respect to any such change concurred in by the Borrower's independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Banks shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.01 hereof, shall mean the financial statements referred to in Section 4.04).

     SECTION 1.03. References. Unless otherwise indicated, references in this Agreement to "Articles", "Exhibits", "Schedules", "Sections" and other Subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof.

     SECTION 1.04. Use of Defined Terms. All terms defined in this Agreement shall have the same defined meanings when used in any Exhibits or Schedules hereto and in any of the other Loan Documents, unless otherwise defined therein or unless the context shall require otherwise.

     SECTION 1.05. Terminology; Headings. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. ARTICLE II

                                 THE CREDITS

     SECTION 2.01 Commitments to Lend Syndicated Loans. Each Bank severally agrees, on the terms and conditions set forth herein, to make Loans (which may be, at the option of the Borrower and subject to the terms and conditions hereof Base Rate Loans or Euro-Dollar Loans) to the Borrower from time to time before the Termination Date; provided that, immediately after each such Loan is made;

          (i) the aggregate outstanding principal amount of all Syndicated Loans by such Bank shall not exceed the amount of its Commitment.

          (ii) the  aggregate  outstanding  principal  amount of all  Syndicated
          Loans, Money Market Loans and Letter of Credit Obligations with respect to New Letters of Credit of all Banks shall not exceed the aggregate amount of all of the Commitments. Notwithstanding each Bank's risk participation in the Existing Letters of Credit, the Loans available under the Commitments will not be reduced by the amount of the Letter of Credit Obligations with respect to the Existing Letters of Credit outstanding from time to time. Each Syndicated Borrowing under this Section shall be in an aggregate principal amount of $1,000,000 or any larger integral multiple of $500,000 (except that any such Syndicated Borrowing may be in the aggregate amount of the Unused Commitments) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay or, to the extent permitted by Section 2.09, prepay Syndicated Loans and reborrow under this Section at any time before the Termination Date.

SECTION 2.02 Method of Borrowing.

     (a) The Borrower shall give the Agent notice (a "Notice of Borrowing"), which shall be substantially in the form of Exhibit E, prior to 11:00 A.M. (Charlotte, North Carolina time) on the same Domestic Business Day for each Base Rate Borrowing and at least 3 Euro-Dollar Business Days before each Euro-Dollar Borrowing, specifying:

          (i) the date of such Syndicated Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

          (ii) the aggregate amount of such Syndicated Borrowing,

          (iii) whether the Syndicated Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, and

          (iv) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

     (b) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing and such Notice of Borrowing, once received by the Agent, shall not thereafter be revocable by the Borrower.

     (c) Not later than 11:00 A.M. (Charlotte, North Carolina time) on the date of each Syndicated Borrowing, each Bank shall (except as provided in paragraph (d) of this Section) make available its ratable share of such Syndicated Borrowing, in Federal or other funds immediately available in Charlotte, North Carolina, to the Agent at its address referred to in
     Section 9.01, which funds shall be in Dollars. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address. Unless the Agent receives notice from a Bank, at the Agent's address referred to in or specified pursuant to Section 9.01, no later than 4:00 P.M. (local time at such address) on the Domestic Business Day before the date of a Syndicated Borrowing stating that such Bank will not make a Syndicated Loan in connection with such Syndicated Borrowing, the Agent shall be entitled to assume that such Bank will make a Syndicated Loan in connection with such Syndicated Borrowing and, in reliance on such assumption, the Agent may (but shall not be obligated to) make available such Bank's ratable share of such Syndicated Borrowing to the Borrower for the account of such Bank. If the Agent makes such Bank's ratable share available to the Borrower and such Bank does not in fact make its ratable share of such Syndicated Borrowing available on such date, the Agent shall be entitled to recover such Bank's ratable share from such Bank or the Borrower (and for such purpose shall be entitled to charge such amount to any account of the Borrower maintained with the Agent), together with interest thereon for each day during the period from the date of such Syndicated Borrowing until such sum shall be paid in full at a rate per annum equal to the rate at which the Agent determines that it obtained (or could have obtained) overnight Federal funds to cover such amount for each such day during such period, provided that (i) any such payment by the Borrower of such Bank's ratable share and interest thereon shall be without prejudice to any rights that the Borrower may have against such Bank and (ii) until such Bank has paid its ratable share of such Syndicated Borrowing, together with interest pursuant to the foregoing, it will have no interest in or rights with respect to such Syndicated Borrowing for any purpose hereunder. If the Agent does not exercise its option to advance funds for the account of such Bank, it shall forthwith notify the Borrower of such decision.

     (d) Notwithstanding anything to the contrary contained in this Agreement, no Fixed Rate Borrowing may be made if there shall have occurred a Default or an Event of Default, which Default or Event of Default shall not have been cured or waived, and all Loans (including, without limitation, all continuations and conversions pursuant to a Notice of Continuation and Conversion) shall be made as Base Rate Loans (but shall bear interest at the Default Rate, if applicable).

     (e) In the event that a Notice of Borrowing fails to specify whether the Syndicated Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, such Syndicated Loans shall be made as Base Rate Loans. If the Borrower is otherwise entitled under this Agreement to repay any Syndicated Loans maturing at the end of an Interest Period applicable thereto with the proceeds of a new Syndicated Borrowing, and the Borrower fails to repay such Syndicated Loans using its own moneys and fails to give a Notice of Borrowing in connection with such new Borrowing, a new Syndicated Borrowing shall be deemed to be made on the date such Syndicated Loans mature in an amount equal to the principal amount of the Syndicated Loans so maturing, and the Syndicated Loans comprising such new Syndicated Borrowing shall be Base Rate Loans.

     (f) Notwithstanding anything to the contrary contained herein, there shall not be more than 8 Fixed Rate Borrowings outstanding at any given time.

     SECTION 2.02A. Letters of Credit.

     (a) New Letters of Credit. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of the Borrower herein set forth, the Issuer shall issue for the account of Borrower, one or more New Letters of Credit denominated in Dollars, in accordance with this Section 2.02A., from time to time during the period commencing on the Closing Date and ending on the Business Day prior to the Termination Date.

          (i) The Issuer shall have no obligation to issue any New Letter of Credit at any time: (A) if the aggregate maximum amount then available for drawing under all Letters of Credit, after giving effect to the issuance of the requested New Letter of Credit, shall exceed any limit imposed by law or regulation upon the Issuer; (B) if, after giving effect to the issuance of the requested New Letter of Credit, (1) the aggregate New Letter of Credit Obligations would exceed $2,500,000, or
          (2) the conditions set forth in this Agreement as to the advancing of Loans or issuance of New Letters of Credit Section would not be satisfied; and (C) which has an expiration date (1) more than 90 days after the date of issuance or (2) after the Termination Date. The obligation of the Issuer to issue any New Letter of Credit is subject to the satisfaction in full of the following conditions: (A) the Borrower shall have delivered to the Issuer at such times and in such manner as the Issuer may prescribe, a Letter of Credit Application Agreement as to New Letters of Credit and such other documents and materials as may be required pursuant to the terms thereof all satisfactory in form and substance to the Issuer and the terms of the proposed New Letter of Credit shall be satisfactory in form and substance to the Issuer; (B) as of the date of issuance no order, judgment or decree of any court, arbitrator or Authority shall purport by its terms to enjoin or restrain the Issuer from issuing the New Letter of Credit and no law, rule or regulation applicable to the Issuer and no request or directive (whether or not having the force of law) from any Authority with jurisdiction over the Issuer shall prohibit or request that the Issuer refrain from the issuance of letters of credit generally or the issuance of that New Letter of Credit; and (C) after the issuance of the requested New Letter of Credit, the conditions set forth in this Section shall be satisfied.

          (ii) At least two Business Days before the effective date for any New Letter of Credit, the Borrower shall give the Issuer a written notice containing the original signature of an authorized officer or employee of such Borrower. Such notice shall be irrevocable and shall specify the original face amount of the New Letter of Credit requested (which original face amount shall not be less than $100,000), the effective date (which day shall be a Business Day) of issuance of such requested New Letter of Credit, the date on which such requested New Letter of Credit is to expire, the amount of then outstanding aggregate Letter of Credit Obligations, the purpose for which such New Letter of Credit is to be issued, whether such New Letter of Credit may be drawn in single or partial draws and the person for whose benefit the requested New Letter of Credit is to be issued.

          (iii) If the conditions set forth above are satisfied, the Issuer shall issue the requested New Letter of Credit. The Issuer shall give each Bank written or telex notice in substantially the form of Exhibit C, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a New Letter of Credit and shall deliver to each Bank in connection with such notice a copy of the New Letter of Credit issued by the Issuer.

          (iv) The Borrower shall pay to the Issuer, solely for its own account, the standard charges assessed by the Issuer in connection with the issuance, administration, amendment and payment or cancellation of New Letters of Credit issued hereunder, which charges shall be those typically charged by the Issuer to its customers generally having credit and other characteristics similar to the Borrower, as determined in good faith by the Issuer.

     (b) Purchase of Participations. Each Bank hereby irrevocably and unconditionally purchases and receives from the Issuer, without recourse or warranty, an undivided interest and participation, equal to the amount of such Bank's LC Commitment Percentage in each Letter of Credit. Each Bank acknowledges receipt of a copy of each Existing Letter of Credit.

     (c) Sharing of Letters of Credit Payments. In the event that the Issuer makes any payment under a Letter of Credit and the Borrower shall not have repaid such amount to the Issuer on or before 10:00 a.m. on the next Domestic Business Day, the Issuer shall promptly notify the Agent and the Agent shall notify the other Banks of such failure, and each other Bank shall promptly and unconditionally pay to the Issuer the LC Commitment Percentage of the amount of such payment in Dollars and in same day funds. If the Issuer so notifies the other Banks prior to 11:00 A.M. (Charlotte, North Carolina time) on any Domestic Business Day, such other Banks shall make available to the Issuer the LC Commitment Percentage of the amount of such payment on such Domestic Business Day in same day funds. If and to the extent any of such other Banks shall not have so made its LC Commitment Percentage of the amount of such payment available to the Issuer, each such other Bank agrees to pay to the Issuer forthwith on demand such amount together with interest thereon, for each day from the date such payment was first due until the date such amount is paid to the Issuer at the Federal Funds Rate.

     (d) Reimbursement Obligations; Duties of the Agent and Issuer.

          (i) Reimbursement Obligations. Notwithstanding any provisions to the contrary in any Letter of Credit Reimbursement Agreements:

               (1) the Borrower shall reimburse the Issuer for drawings under a Letter of Credit no later than the earlier of (A) the time specified in such Letter of Credit Reimbursement Agreements, or
               (B) 1 Domestic Business Day after the payment by the Issuer;

               (2) any Reimbursement Obligation with respect to any Letter of Credit shall bear interest from the date of the relevant drawing under the pertinent Letter of Credit until the date of payment in full thereof at a rate per annum equal to (A) prior to the date that is 3 Domestic Business Days after the date of the related payment by the Issuer, the applicable rate set forth in the applicable Reimbursement Agreement, and (B) thereafter, the Default Rate; and

               (3) upon the occurrence of a draw under any Letter of Credit, unless the Issuer is reimbursed in accordance with subsection (1) above, the Borrower irrevocably authorizes the Agent, acting in the exercise of the Agent's sole and absolute discretion, to treat such nonpayment as a Notice of Borrowing in the amount of such Reimbursement Obligation and to make Base Rate Loans to Borrower in such amount subject to the existence of sufficient availability under the Commitments. The Borrower further authorizes the Agent, acting in the exercise of the Agent's sole and absolute discretion, to credit the proceeds of such Syndicated Loan so as to immediately eliminate the liability of the Borrower for Reimbursement Obligations under such Letter of Credit.

          (ii) Duties of the Agent and Issuer. Any action taken or omitted to be taken by the Agent or Issuer in connection with any Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence, shall not put the Agent or Issuer under any resulting liability to any Bank or relieve that Bank of its obligations hereunder to the Agent or Issuer. In determining whether to pay under any Letter of Credit, the Issuer shall have no obligation relative to the Agent or the Banks other than to confirm that any documents required to have been delivered under such Letter of Credit appear to comply on their face, with the requirements of such Letter of Credit.

     (e) Obligations Irrevocable. The obligations of the Banks to make payments to the Issuer with respect to a Letter of Credit shall be irrevocable, not subject to any qualification or exception whatsoever and shall be made in accordance with, but not subject to, the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

          (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

          (ii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuer, any Bank or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions;

          (iii) any draft, certificate or any other document presented under the Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

          (v) payment by the Issuer under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (vi) payment by the Issuer under any Letter of Credit against presentation of any draft or certificate that does not comply with the terms of such Letter of Credit, except payment resulting from the gross negligence or willful misconduct of the Agent; or

          (vii) any other circumstances or happenings whatsoever, whether or not similar to any of the foregoing, except circumstances or happenings resulting from the gross negligence or willful misconduct of the Agent or the Issuer.

     (f) Payment of Reimbursement Obligations.

          (i) Payments to Issuer. The Borrower agrees to pay to the Issuer the amount of all Reimbursement Obligations, interest and other amounts payable to the Agent or the Issuer under or in connection with any Letter of Credit issued for such Borrower's account immediately when due, irrespective of:

               (1) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

               (2) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuer, any Bank or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions;

               (3) any draft, certificate or any other document presented under the Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (4)  the   surrender  or  impairment  of  any  security  for  the
               performance or observance of any of the terms of any of the Loan Documents;

               (5) payment by the Issuer under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (6) payment by the Issuer under any Letter of Credit against presentation of any draft or certificate that does not comply with the terms of such Letter of Credit, except payment resulting from the gross negligence or willful misconduct of the Agent; or

               (7) any other circumstances or happenings whatsoever, whether or not similar to any of the foregoing, except circumstances or happenings resulting from the gross negligence or willful misconduct of the Agent or the Issuer.

          (ii) Recovery or Avoidance of Payments. In the event any payment by or on behalf of the Borrower received by the Agent or the Issuer with respect to a Letter of Credit and distributed by the Agent or the Issuer to the Banks on account of their participations is thereafter set aside, avoided or recovered from the Agent or the Issuer in connection with any receivership, liquidation or bankruptcy proceeding, each Bank that received such distribution shall, upon demand by the Agent or the Issuer, contribute such Bank's LC
          Commitment Percentage of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the Issuer upon the amount required to be repaid by it.

     (g) Cash Collateral. After the occurrence and during the continuation of an Event of Default, or upon the termination of this Agreement, to the extent of any Letter of Credit Obligations (and in addition to any collateral security under the Security Agreement), the Issuer may, as separate collateral security to be held by the Agent for the benefit of the Banks as a collateral reserve for reimbursement of amounts of the Letter of Credit Obligations which are subsequently funded by the Issuer (and for which the other Banks have purchased a participation therein as set forth below), demand from the Borrower cash collateral security in an amount equal to 100% of such Letter of Credit Obligations with respect to each Letter of Credit as cash collateral security. The Borrower hereby agrees that the Banks shall have a right of setoff against and security interest in such cash collateral reserve. After a Letter of Credit has been canceled and all Letter of Credit Obligations with respect to such Letter of Credit have been satisfied, and the Issuer (or participant) has been reimbursed all amounts funded by the Issuer with respect thereto, any balance remaining in said collateral reserve with respect to such Letter of Credit may be applied to other unpaid obligations of the Borrower hereunder, and, if none, shall be remitted to the Borrower.

     (h) Indemnification; Exoneration.

          (i) Indemnification. In addition to amounts payable as elsewhere provided in this Article III, the Borrower shall protect, indemnify, pay and save the Agent, the Issuer and each Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which the Agent, the Issuer or any Bank may incur or be subject to as a consequence of the issuance of any Letter of Credit for the Borrower's account other than as a result of its gross negligence or willful misconduct, as determined by a court of competent jurisdiction.

          (ii) Assumption of Risk by Borrower. As between the Borrower, the Agent, the Issuer and the Banks, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued for such Borrower's account by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the
          foregoing,   the  Agent,  the  Issuer  and  the  Banks  shall  not  be
          responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, (iii) failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit, (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher, for errors in interpretation of technical terms, (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof, (vii) the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) any consequences arising from causes beyond the control of the Agent, the Issuer and the Banks.

          (iii) Exoneration. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Agent or the Issuer under or in connection with the Letters of Credit or any related certificates if taken or omitted in good faith and with reasonable care, shall not put the Agent, the Issuer or any Bank under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

SECTION 2.02B Continuation and Conversion Elections. By delivering a notice (a "Notice of Continuation or Conversion"), which shall be substantially in the form of Exhibit E-2, to the Agent on or before 12:00 P.M., Charlotte, North Carolina time, on a Domestic Business Day (or Euro-Dollar Business Day, in the case of Euro-Dollar Loans outstanding), the Borrower may from time to time irrevocably elect, by notice on the same Domestic Business Day, in the case of Base Rate Loans and 3 Domestic Business Days in the case of Euro-Dollar Loans, that all, or any portion in an aggregate principal amount of $1,000,000 or any larger integral multiple of $500,000 be, (i) in the case of Base Rate Loans, converted into Euro-Dollar Loans or, (ii) in the case of Euro-Dollar Loans, converted into Base Rate Loans or continued as Euro-Dollar Loans (in the absence of delivery of a Notice of Continuation or Conversion with respect to any Euro-Dollar Loan at least 3 Euro-Dollar Business Days before the last day of the then current Interest Period with respect thereto, such Euro-Dollar Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Banks that have made such Loans, and (y) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, any Fixed Rate Loan when any Event of Default has occurred and is continuing.

SECTION 2.03. Money Market Loans.

     (a) In addition to requesting Syndicated Borrowings, so long as no Default or Event of Default is in existence, the Borrower may, as set forth in this
     Section 2.03, request the Banks to make offers to make Money Market Borrowings available to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this
     Section 2.03, provided that:

          (i) the number of interest rates applicable to Money Market Loans which may be outstanding at any given time is subject to the provisions of Section 2.02(g);

          (ii) the aggregate principal amount of all Money Market Loans, together with the aggregate principal amount of all Syndicated Loans, at any one time outstanding shall not exceed the aggregate amount of the Commitments of all of the Banks at such time; and

          (iii) the Money Market Loans of any Bank will be deemed to be usage of the Commitments for the purpose of calculating availability pursuant to Section 2.01(ii) and 2.03(a)(ii), but will not reduce such Bank's obligation to lend its pro rata share of the remaining Unused Commitment.

     (b) When the Borrower wishes to request offers to make Money Market Loans, it shall give the Agent (which shall promptly notify the Banks) notice substantially in the form of Exhibit I hereto (a "Money Market Quote Request") so as to be received no later than 10:00 A.M. (Charlotte, North Carolina time) at least 1 Domestic Business Day prior to the date of the Money Market Borrowing proposed therein (or such other time and date as the Borrower and the Agent, with the consent of the Required Banks, may agree), specifying:

          (i) the proposed date of such Money Market Borrowing, which shall be a Euro-Dollar Business Day (the "Money Market Borrowing Date");

          (ii) the maturity date (or dates) (each a "Stated Maturity Date") for repayment of each Money Market Loan to be made as part of such Money Market Borrowing (which Stated Maturity Date shall be that date occurring not less than 7 days but not more than 180 days from the date of such Money Market Borrowing); provided that the Stated Maturity Date for any Money Market Loan may not extend beyond the Termination Date (as in effect on the date of such Money Market Quote Request); and

          (iii) the aggregate amount of principal to be requested by the Borrower as a result of such Money Market Borrowing, which shall be at least $5,000,000 (and in larger integral multiples of $1,000,000) but shall not cause the limits specified in Section 2.03(a) to be violated. The Borrower may request offers to make Money Market Loans having up to 2 different Stated Maturity Dates in a single Money Market Quote Request; provided that the request for each separate Stated Maturity Date shall be deemed to be a separate Money Market Quote Request for a separate Money Market Borrowing. Except as otherwise provided in the immediately preceding sentence, after the first Money Market Quote Request has been given hereunder, no Money Market Quote Request shall be given until at least 5 Domestic Business Days after all prior Money Market Quote Requests have been fully processed by the Agent, the Banks and the Borrower pursuant to this
          Section 2.03.

     (c) Each Bank may, but shall have no obligation to, submit a response containing an offer to make a Money Market Loan substantially in the form of Exhibit J hereto (a "Money Market Quote") in response to any Money Market Quote Request; provided that, if the Borrower's request under
     Section 2.03(b) specified more than 1 Stated Maturity Date, such Bank may, but shall have no obligation to, make a single submission containing a separate offer for each such Stated Maturity Date and each such separate offer shall be deemed to be a separate Money Market Quote. Each Money Market Quote must be submitted to the Agent not later than 10:00 A.M. (Charlotte, North Carolina time) on the Money Market Borrowing Date; provided that any Money Market Quote submitted by Wachovia may be submitted, and may only be submitted, if Wachovia notifies the Borrower of the terms of the offer contained therein not later than 9:45 A.M. (Charlotte, North Carolina time) on the Money Market Borrowing Date (or 15 minutes prior to the time that the other Banks are required to have submitted their respective Money Market Quotes). Subject to Section 6.01, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

          (i) Each Money Market Quote shall specify:

               (1) the proposed Money Market Borrowing Date and the Stated Maturity Date therefor;

               (2) the principal amounts of the Money Market Loan which the quoting Bank is willing to make for the applicable Money Market Quote, which principal amounts (x) may be greater than or less than the Commitment of the quoting Bank, (y) shall be at least $5,000,000 or a larger integral multiple of $1,000,000, and (z) may not exceed the principal amount of the Money Market Borrowing for which offers were requested;

               (3) the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) offered for each such Money Market Loan (such amounts being hereinafter referred to as the "Money Market Rate"); and

               (4) the identity of the quoting Bank.

Unless otherwise agreed by the Agent and the Borrower, no Money Market Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Money Market Quote Request (other than setting forth the principal amounts of the Money Market Loan which the quoting Bank is willing to make for the applicable Interest Period) and, in particular, no Money Market Quote may be conditioned upon acceptance by the Borrower of all (or some specified minimum) of the principal amount of the Money Market Loan for which such Money Market Quote is being made.

     (d) The Agent shall as promptly as practicable after the Money Market Quote is submitted (but in any event not later than 10:30 A.M. (Charlotte, North Carolina time)) on the Money Market Borrowing Date, notify the Borrower of the terms (i) of any Money Market Quote submitted by a Bank that is in accordance with Section 2.03(c) and (ii) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Borrower shall specify (A) the principal amounts of the Money Market Borrowing for which offers have been received and (B) the respective principal amounts and Money Market Rates so offered by each Bank (identifying the Bank that made each Money Market Quote).

     (e) Not later than 11:00 A.M. (Charlotte, North Carolina time) on the Money Market Borrowing Date, the Borrower shall notify the Agent of its acceptance or nonacceptance of the offers so notified to it pursuant to
     Section 2.03(d) and the Agent shall promptly notify each Bank which submitted an offer. In the case of acceptance, such notice shall specify the aggregate principal amount of offers (for each Stated Maturity Date) that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

          (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

          (ii) the aggregate principal amount of each Money Market Loan comprising a Money Market Borrowing shall be at least $5,000,000 (and in larger integral multiples of $1,000,000) but shall not cause the limits specified in Section 2.03(a) to be violated;

          (iii) acceptance of offers may only be made in ascending order of Money Market Rates; and

          (iv) the Borrower may not accept any offer where the Agent has advised the Borrower that such offer fails to comply with Section 2.03(c)(ii) or otherwise fails to comply with the requirements of this Agreement (including without limitation, Section 2.03(a)). If offers are made by 2 or more Banks with the same Money Market Rates for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Stated Maturity Date, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Borrower among such Banks as nearly as possible in proportion to the aggregate principal amount of such offers. Determinations by the Borrower of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

     (f) Any Bank whose offer to make any Money Market Loan has been accepted shall, not later than 12:00 P.M. (Charlotte, North Carolina time) on the Money Market Borrowing Date, make the amount of such Money Market Loan allocated to it available to the Agent at its address referred to in
     Section 9.01 in immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower on such date by depositing the same, in immediately available funds, not later than 4:00 P.M. (Charlotte, North Carolina time), in an account of the Borrower maintained with Wachovia.

     (g) After any Money Market Loan has been funded, the Agent shall notify the Banks of the aggregate principal amount of the Money Market Quotes received and the highest and lowest rates included in such Money Market Quotes.

     SECTION 2.04 Notes.

     (a) The Syndicated Loans of each Bank shall be evidenced by a single Syndicated Loan Note in an amount equal to the original principal amount of such Bank's Commitment payable to the order of such Bank for the account of its Lending Office.

     (b) The Money Market Loans made by any Bank to the Borrower shall be evidenced by a single Money Market Loan Note payable to the order of such Bank for the account of its Lending Office in an amount equal to the original principal amount of the aggregate Commitments.

     (c) Upon receipt of each Bank's Notes pursuant to Section 3.01, the Agent shall deliver such Notes to such Bank. Each Bank shall record, and prior to any transfer of its Notes shall endorse on the schedules forming a part thereof appropriate notations to evidence, the date, amount and maturity of, and effective interest rate for, each Loan made by it, the date and amount of each payment of principal made by the Borrower with respect thereto, whether such Loan is a Base Rate Loan or Euro-Dollar Loan, and such schedules of each such Bank's Notes shall constitute rebuttable presumptive evidence of the principal amounts owing and unpaid on such Bank's Notes; provided that the failure of any Bank to make, or any error in making, any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Notes or the ability of any Bank to assign its Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

SECTION 2.05. Maturity of Loans.

     (a) Each Fixed Rate Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

     (b) Notwithstanding the foregoing, the outstanding principal amount of the Loans, if any, together with all accrued but unpaid interest thereon, if any, shall be due and payable on the Termination Date.

SECTION 2.06. Interest Rates.

     (a) "Applicable Margin" means:

          (i) for the period commencing on the Closing Date to the first Performance Pricing Determination Date after the Closing Date, (x) for any Base Rate Loan, -0-%, and (y) for any Euro-Dollar Loan, 3.00%; and

          (ii) from and after the first Performance Pricing Determination Date after the Closing Date, (x) for any Base Rate Loan, -0-% and (y) for each Euro-Dollar Loan the percentage determined on each Performance Pricing Determination Date by reference to the table set forth below as to such type of Loan and the Debt/EBITDA Ratio for the quarterly or annual period ending immediately prior to such Performance Pricing Determination Date.

      Debt/EBITDA Ratio                     Applicable Margin

      <= 2.00 to 1.0                                  1.75%

      > 2.00 to 1.0 but
      <= 2.50 to 1.0                                  2.00%

      > 2.50 to 1.0 but
      <= 3.00 to 1.0                                  2.50%

      > 3.00 to 1.0                                   3.00%

In determining interest for purposes of this Section 2.06 and fees for purposes of Section 2.07 and Section 2.02A(f), the Borrower and the Banks shall refer to the Borrower's most recent consolidated quarterly and annual (as the case may be) financial statements delivered pursuant to Section 5.01(a) or (b), as the case may be. If such financial statements require a change in the amount of interest pursuant to this Section 2.06 or fees pursuant to Sections 2.07 or 2.02A(f), the Borrower shall deliver to the Agent, along with such financial statements, a notice to that effect, which notice shall set forth in reasonable detail the calculations supporting the required change. The "Performance Pricing Determination Date" is the date which is the last date on which such financial statements are permitted to be delivered pursuant to Section 5.01(a) or (b), as applicable. Any such required change in interest and fees shall become effective on such Performance Pricing Determination Date, and shall be in effect until the next Performance Pricing Determination Date, provided that: (x) for Fixed Rate Loans, changes in interest shall only be effective for Interest Periods commencing on or after the Performance Pricing Determination Date; and (y) no fees or interest shall be decreased pursuant to this Section 2.06 or Sections
2.07 or 2.02A(f) if a Default is in existence on the Performance Pricing Determination Date.

     (b) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

     (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 3 months, at intervals of 3 months after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

          The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained
     (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

          The "London Interbank Offered Rate" applicable to any Euro-Dollar Loan means for the Interest Period of such Euro-Dollar Loan, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar
     Loan offered for a term comparable to such Interest Period, which rates appear on the Telerate Page 3750 effective as of 11:00 A.M., London time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, provided that if no such offered rates appear on such page, the "London Interbank Offered Rate" for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than 2 major banks in New York City, selected by the Agent, at approximately 10:00 A.M., New York City time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, for deposits in Dollars offered to leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Euro-Dollar Loan.

          "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

          (d) Each Money Market Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Money Market Loan is made until it becomes due, at a rate per annum equal to the applicable Money Market Rate set forth in the relevant Money Market Quote. Such interest shall be payable on the Stated Maturity Date thereof, and, if the Stated Maturity Date occurs more than 90 days after the date of the relevant Money Market Loan, at intervals of 90 days after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

          (e) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the Banks by telecopier of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

          (f) After the occurrence and during the continuance of an Event of Default, the principal amount of the Loans (and, to the extent permitted by applicable law, all accrued interest thereon) may, at the election of the Required Banks, bear interest at the Default Rate.

SECTION 2.070. Loan Fees.

          (a) The Borrower shall pay to the Agent, for the ratable account of each Bank, an unused commitment fee, calculated in the manner provided in the last paragraph of Section 2.06(a)(ii) on the average daily amount of such Bank's Unused Commitment at a rate per annum equal to:
          (i) for the period commencing on the Closing Date to and including the first Performance Pricing Determination Date, 0.375%; and (ii) from and after the first Performance Pricing Determination Date, the percentage determined on each Performance Pricing Determination Date by reference to the table set forth below and the Debt/EBITDA Ratio for the quarterly or annual period ending immediately prior to such Performance Pricing Determination Date:

      Debt/EBITDA Ratio                   Unused Commitment Fee

      <= 2.00 to 1.0                                  0.250%

      > 2.00 to 1.0                                   0.375%

Such unused commitment fees shall accrue from and including the Closing Date to (but excluding the Termination Date) and shall be payable on each March 31, June 30, September 30 and December 31 and on the Termination Date.

     (b) The Borrower shall pay to the Agent, for the ratable account of each Bank, a closing facility fee equal to $105,000. Such closing facility fee shall be payable on the Closing Date.

     (c) The Borrower shall pay to the Agent, for the ratable account of each Bank, a bond exposure fee equal to the lesser of (x) $15,000 and (y) 0.076% times the amount of all outstanding obligations of the Borrower or any Subsidiary with respect to industrial revenue bonds (or letters of credit issued as an enhancement thereto), calculated as of and payable on each of December 1, 2002, and March 1, 2003.

SECTION 2.08. Optional Termination or Reduction of Commitments. The Borrower may, upon at least 3 Domestic Business Days' notice to the Agent, terminate at any time, or proportionately reduce the Unused Commitments from time to time by an aggregate amount of at least $5,000,000 or any larger integral multiple of $1,000,000. If the Commitments are terminated in their entirety, all accrued fees (as provided under Section 2.07) shall be due and payable on the effective date of such termination.

SECTION 2.09. Termination of Commitments. The Commitments shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

SECTION 2.10. Optional Prepayments.

     (a) The Borrower may, upon at least 1 Domestic Business Day's notice to the Agent, prepay any Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $1,000,000 or any larger integral multiple of $500,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Base Rate Loans of the several Banks included in such Base Rate Borrowing.

     (b) Except as provided in Section 8.02, the Borrower may not prepay all or any portion of the principal amount of any Fixed Rate Loan prior to the maturity thereof.

     (c) Upon receipt of a notice of prepayment pursuant to this Section 2.10, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice, once received by the Agent, shall not thereafter be revocable by the Borrower.

SECTION 2.11. Mandatory Prepayments.

     (a) On each date on which the Commitments  are reduced  pursuant to Section
     2.08 or Section 2.09, the Borrower shall repay or prepay such principal amount of the outstanding Loans, if any (together with interest accrued thereon and any amount due under Section 8.05(a)), as may be necessary so that after such payment the aggregate unpaid principal amount of the Loans does not exceed the aggregate amount of the Commitments as then reduced.

     (b) Each such payment or prepayment under paragraph (a) or (b) above shall be applied ratably to the Loans of the Banks outstanding on the date of payment or prepayment in the following order of priority:(i) first, to Base Rate Loans; (ii) secondly, to Euro-Dollar Loans; and (iii) lastly, to Money Market Loans.

SECTION 2.12. General Provisions as to Payments.

     (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 11:00 A.M. (Charlotte, North Carolina time) on the date when due, in Federal or other funds immediately available in Charlotte, North Carolina, to the Agent at its address referred to in Section 9.01.

     (b) Whenever any payment of principal of, or interest on, the Base Rate Loans or Money Market Loans or of fees hereunder shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of or interest on the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day.

     (c) All payments of principal, interest and fees and all other amounts to be made by a Borrower pursuant to this Agreement with respect to any Loan or fee relating thereto shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding in the case of each Bank, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Taxes"). In the event that the Borrower is required by applicable law to make any such withholding or deduction of Taxes with respect to any Loan or fee or other amount, the Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to any Bank in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to such Bank additional amounts as may be necessary in order that the amount received by such Bank after the required withholding or other payment shall equal the amount such Bank would have received had no such withholding or other payment been made. If no withholding or deduction of Taxes are payable in respect to any Loan or fee relating thereto, the Borrower shall furnish any Bank, at such Bank's request, a certificate from each applicable taxing authority or an opinion of counsel acceptable to such Bank, in either case stating that such payments are exempt from or not subject to withholding or deduction of Taxes. If the Borrower fails to provide such original or certified copy of a receipt evidencing payment of Taxes or certificate(s) or opinion of counsel of exemption, the Borrower agrees to compensate such Bank for, and indemnify them with respect to, the tax consequences of the Borrower's failure to provide evidence of tax payments or tax exemption.

          Each Bank which is not organized under the laws of the United States or any state thereof agrees, as soon as practicable after receipt by it of a request by the Borrower to do so, to file all appropriate forms and take other appropriate action to obtain a certificate or other appropriate document from the appropriate governmental authority in the jurisdiction imposing the relevant Taxes, establishing that it is entitled to receive payments of principal and interest under this Agreement and the Notes without deduction and free from withholding of any Taxes imposed by such jurisdiction; provided, that, if it is unable, for any reason, to establish such exemption, or to file such forms and, in any event, during such period of time as such request for exemption is pending, the Borrower shall nonetheless remain obligated under the terms of the immediately preceding paragraph.

          In the event any Bank receives a refund of any Taxes paid by the Borrower pursuant to this Section 2.12(d), it will pay to the Borrower the amount of such refund promptly upon receipt thereof; provided, however, if at any time thereafter it is required to return such refund, the Borrower shall promptly repay to it the amount of such refund.

          If any Bank determines that it is entitled to a reduction in (and not a complete exemption from) the applicable withholding Tax, such Bank shall notify the Borrower and the Agent, and the Borrower and the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable reduction in withholding Tax. If any of the forms or other documentation required above are not delivered to the Agent as therein required, then the Borrower and the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding Tax.

          Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower and the Banks contained in this Section 2.12(d) shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions (i) shall be made based upon the circumstances of such Participant, Assignee or other Transferee, and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

          Any of the Agent or any Bank claiming any additional amounts payable pursuant to this Section 2.12(d) shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested by the Borrower or to change the jurisdiction of its applicable Lending Office if the making of such filing or change would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue or avoid the circumstances giving rise to such exercise and would not, in the reasonable determination of the Agent or such Bank, as the case may be, result in any additional costs, expenses or risks or be otherwise disadvantageous to it. Each of the Agent and each Bank agrees to use reasonable efforts to notify the Borrower as promptly as practicable upon its becoming aware that circumstances exist that would cause the Borrower to become obligated to pay additional amounts to the Agent or such Bank pursuant to this Section 2.12(d).

SECTION 2.13. Computation of Interest and Fees. Interest on Base Rate Loans and Money Market Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on Euro-Dollar Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Facility fees and any other fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                                 ARTICLE III

                           CONDITIONS TO BORROWINGS

SECTION 3.01. Conditions to First Borrowing. The obligation of each Bank to make a Loan on the occasion of the first Borrowing and the Issuer to issue a New Letter of Credit is subject to the satisfaction of the conditions set forth in
Section 3.02 and receipt by the Agent of the following (as to the documents described in paragraphs (a),(c), (d) and (e) below (in sufficient number of counterparts for delivery of a counterpart to each Bank and retention of one counterpart by the Agent):

     (a) from each of the parties hereto of either (i) a duly executed counterpart of this Agreement signed by such party or (ii) a facsimile transmission of such executed counterpart with the original to be sent to the Agent by overnight courier;

     (b) a duly executed Syndicated Loan Note, and a duly executed Money Market Loan Note, for the account of each Bank (as applicable) complying with the provisions of Section 2.04, and the duly executed Security Agreement;

     (c) an opinion (together with any opinions of local counsel relied on therein) of Robinson, Bradshaw & Hinson, counsel for the Borrower, dated as of the Closing Date, substantially in the form of Exhibit B and covering such additional matters relating to the transactions contemplated hereby as the Agent or any Bank may reasonably request;

     (d) a certificate (the "Closing Certificate") substantially in the form of Exhibit G, dated as of the Closing Date, signed by a principal financial officer of the Borrower, to the effect that (i) no Default has occurred and is continuing on the date of the first Borrowing and (ii) the representations and warranties of the Borrower contained in Article IV are true on and as of the date of the first Borrowing hereunder;

     (e) A certificate of the Borrower, signed by the Secretary or an Assistant Secretary of the Borrower substantially in the form of Exhibit H (the "Officer's Certificate"), certifying as to the names, true signatures and incumbency of the officer or officers of the Borrower authorized to execute and deliver the Loan Documents, and certified copies of the following items: (i) the Borrower's Articles of Incorporation, (ii) the Borrower's Bylaws, (iii) a certificate of the Secretary of State of the State of North Carolina as to the existence of the Borrower as a North Carolina corporation, and (iv) the action taken by the Board of Directors of the Borrower authorizing the Borrower's execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which the Borrower is a party;

     (f) receipt of the fees and other amounts payable to the Agent on the Closing Date pursuant to the Agent's Letter Agreement.

SECTION 3.02. Conditions to All Borrowings. The obligation of each Bank to make a Syndicated Loan on the occasion of each Borrowing and the Issuer to issue a New Letter of Credit is subject to the satisfaction of the following conditions except as expressly provided in the last sentence of this Section 3.02:

          (a) receipt by the Agent of a Notice of Borrowing or notification pursuant to Section 2.03(e) of acceptance of one or more Money Market Quotes, as applicable.

          (b) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

          (c) the fact that the representations and warranties of the Borrower contained in Article IV of this Agreement shall be true on and as of the date of such Borrowing (except for representations and warranties which are made only as of a stated prior date); and

          (d) the fact that, immediately after such Borrowing, the conditions set forth in clause (i) of Section 2.01 shall have been satisfied.

Each Syndicated Borrowing, each Money Market Borrowing and each Notice of Continuation or Conversion hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the truth and accuracy of the facts specified in paragraphs (b), (c) and (d) of this Section; provided, that if such Borrowing is a Syndicated Borrowing which consists solely of a Loan made pursuant to a Notice of Continuation or Conversion then, (i) if such Borrowing is a Fixed Rate Borrowing or such Notice of Continuation or Conversion is to a Fixed Rate Loan, such Borrowing or Notice of Continuation or Conversion shall be deemed to be such a representation and warranty by the Borrower only as to the matters set forth in paragraphs (b) and (d) above, and
(ii) if such Borrowing is a Base Rate Borrowing, or such Notice of Continuation or Conversions is to a Base Rate Loan, such Borrowing or Notice of Continuation or Conversion shall be deemed to be a representation and warranty by the Borrower only as to the matters set forth in paragraph (d) above.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants that:

SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, except for any jurisdictions in which the failure to become qualified does not have and would not reasonably be expected to cause a Material Adverse Effect, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have such licenses, authorizations, consents and approvals does not have and would not reasonably be expected to cause a Material Adverse Effect.

SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents (i) are within the Borrower's corporate powers,
(ii) have been duly authorized by all necessary corporate action on the part of the Borrower, (iii) require no action by or in respect of or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, and the Notes and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

SECTION 4.04. Financial Information.

     (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of April 28, 2002, and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by KPMG LLP, copies of which have been delivered to the Agent, and the unaudited consolidated financial statements of the Borrower for the interim period ended January 27, 2002, copies of which have been delivered to the Agent, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.

     (b) Since April 28, 2002, there has been no event, act, condition or occurrence having a Material Adverse Effect.

SECTION 4.05. No Litigation. There is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could have or reasonably be expected to cause a Material Adverse Effect or which in any manner draws into question the validity of or could impair the ability of the Borrower to perform its obligations under, this Agreement, the Notes or any of the other Loan Documents.

SECTION 4.06. Compliance with ERISA.

     (a) The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

     (b) Neither the Borrower nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

SECTION 4.07. Compliance with Laws; Payment of Taxes. The Borrower and its Subsidiaries are in compliance with all applicable laws, regulations and similar requirements of governmental authorities, except where such compliance is being contested in good faith through appropriate proceedings and except for any noncompliance that does not have and would not reasonably be expected to cause a Material Adverse Effect. There have been filed on behalf of the Borrower and its Subsidiaries all Federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower or any Subsidiary have been paid, except where for taxes which are being contested in good faith through appropriate proceedings and except for any failure to file which does not have and would not reasonably be expected to cause a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate. United States income tax returns of the Borrower and its Subsidiaries have been examined and closed through the Fiscal Year ended May 1, 1994.

SECTION 4.08. Subsidiaries. Each of the Borrower's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, except for any jurisdictions in which the failure to become qualified does not have and would not reasonably be expected to cause a Material Adverse Effect, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. The Borrower has no Subsidiaries except for those Subsidiaries listed on Schedule 4.08 (and any new Subsidiaries created or acquired after the Closing Date as to which the Agent has been notified in writing) which accurately sets forth each such Subsidiary's complete name and jurisdiction of incorporation.

SECTION 4.09. Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

SECTION 4.10. Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

SECTION 4.11. Ownership of Property; Liens. Each of the Borrower and its Consolidated Subsidiaries has title to its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in Section 5.17.

SECTION 4.12. No Default. Neither the Borrower nor any of its Consolidated Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which has or would reasonably be expected to cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

SECTION 4.13. Full Disclosure. All factual information heretofore furnished in writing by the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such factual information hereafter furnished in writing by the Borrower to the Agent or any Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts which have or would reasonably be expected to cause a Material Adverse Effect.

SECTIOn 4.14. Environmental Matters.

(a) Neither the Borrower nor any Subsidiary is subject to any Environmental Liability which has or would reasonably be expected to cause a Material Adverse Effect and neither the Borrower nor any Subsidiary has been notified that it has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. None of the Properties has been identified on any current or proposed National Priorities List under 40 C.F.R. Section 300. There has been no identification of any of the Properties on any CERCLIS list or any list arising from a state statute similar to CERCLA which has or would reasonably be expected to cause a Material Adverse Effect.

     (b) No Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, or, to the best of the knowledge of the Borrower, at or from any adjacent site or facility that has or would reasonably be expected to cause a Material Adverse Effect.

     (c) The Borrower, and each of its Subsidiaries and Affiliates, has procured all Environmental Authorizations necessary for the conduct of its business, and is in compliance with all Environmental Requirements in connection with the operation of the Properties and the Borrower's, and each of its
     Subsidiary's and Affiliate's, respective businesses, except for any non-procurement or noncompliance that does not have and would not reasonably be expected to cause a Material Adverse Effect.

SECTION 4.15. Capital Stock. All Capital Stock, debentures, bonds, notes and all other securities of the Borrower and its Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws. The issued shares of Capital Stock of the Borrower's Wholly Owned Subsidiaries are owned by the Borrower free and clear of any Lien or adverse claim. At least a majority of the issued shares of capital stock of each of the Borrower's other Subsidiaries (other than Wholly Owned Subsidiaries) is owned by the Borrower free and clear of any Lien or adverse claim.

SECTION 4.16. Margin Stock. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation T, U or X.

SECTION 4.17. Insolvency. After giving effect to the execution and delivery of the Loan Documents and the making of the Loans under this Agreement: (i) the Borrower will not (x) be "insolvent," within the meaning of such term as used in O.C.G.A. Section 18-2-22 or as defined in Section 101 of the "Bankruptcy Code", or Section 2 of either the "UFTA" or the "UFCA", or as defined or used in any "Other Applicable Law" (as those terms are defined below), or (y) be unable to pay its debts generally as such debts become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 6 of the UFCA, or
(z) have an unreasonably small capital to engage in any business or transaction, whether current or contemplated, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA; and (ii) the obligations of the Borrower under the Loan Documents and with respect to the Loans will not be rendered avoidable under any Other Applicable Law. For purposes of this Section 4.17, "Bankruptcy Code" means Title 11 of the United States Code, "UFTA" means the Uniform Fraudulent Transfer Act, "UFCA" means the Uniform Fraudulent Conveyance Act, and "Other Applicable Law" means any other applicable state law pertaining to fraudulent transfers or acts voidable by creditors, in each case as such law may be amended from time to time.

SECTION 4.18. Insurance. The Borrower and each of its Subsidiaries has (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance in at least such amounts and against at least such risks (including on all its property, and public liability and worker's compensation) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.
ARTICLE V

                                  COVENANTS

     The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable hereunder or under any Note remains unpaid:

SECTION 5.01. Information.  The Borrower will deliver to each of the Banks:

     (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated (and consolidating, if requested by the Agent) balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated (and consolidating, if requested by the Agent) statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by KPMG LLP or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to the Required Banks;

     (b) as soon as available and in any event within 45 days after the end of each of the first 3 Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries (broken down by business unit, if requested by the Agent) as of the end of such Fiscal Quarter and the related consolidated statement of income and statement of cash flows (broken down by business unit, if requested by the Agent) for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of the Borrower;

     (c) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate, substantially in the form of Exhibit F (a "Compliance Certificate"), of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.05, 5.15, 5.16, 5.17, 5.19, 5.20, 5.21, 5.23 and 5.24 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     (d) simultaneously with the delivery of each set of annual financial statements referred to in paragraph (a) above, a statement of the firm of independent public accountants which reported on such statements to the effect that nothing has come to their attention to cause them to believe that any Default existed under Sections 5.05, 5.15, 5.16, 5.19, 5.20, 5.21,
     5.23 and 5.24 on the date of such financial statements;

     (e) within 5 Domestic Business Days after the Borrower becomes aware of the occurrence of any Default or event which has or would reasonably be expected to cause a Material Adverse Effect, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

     (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent or any filings under Section 16 of the Securities and Exchange Act) and annual, quarterly or monthly reports which the Borrower shall have filed with the Securities and Exchange Commission;

     (h) if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice; and

     (i) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

SECTION 5.02. Inspection of Property, Books and Records. The Borrower will (i) keep, and cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and
(ii) subject to the next succeeding sentence, permit, and cause each Subsidiary to permit, representatives of any Bank at such Bank's expense prior to the occurrence of a Default and at the Borrower's expense after the occurrence of a Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Borrower agrees to cooperate and assist in such visits and inspections, in each case at such reasonable times and on reasonable notice and as often as may reasonably be desired.

SECTION 5.03. Maintenance of Existence. The Borrower shall, and shall cause each Subsidiary to, maintain its corporate existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained (provided that the Borrower may effect the Chattanooga Restructuring).

SECTION 5.04. Dissolution. Neither the Borrower nor any of its Subsidiaries shall suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own stock or that of any Subsidiary, except through corporate reorganization to the extent permitted by Section 5.05.

SECTION 5.05. Consolidations, Mergers and Sales of Assets. The Borrower will not, nor will it permit any Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment, provided that: (a) the Borrower may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states (ii) the Borrower is the corporation surviving such merger and (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing; (b) Subsidiaries of the Borrower may merge with one another; and (c) the foregoing limitation on the sale, lease or other transfer of assets and on the discontinuation or elimination of a business line or segment shall not prohibit (i) the consummation of the Chattanooga Sale/Leaseback Transaction and the Chattanooga Restructuring, or (ii) in addition to the Chattanooga Sale/Leaseback Transaction and the Chattanooga Restructuring, during any Fiscal Quarter, a transfer of assets or the discontinuance or elimination of a business line or segment (in a single transaction or in a series of related transactions) unless the aggregate assets to be so transferred or utilized in a business line or segment to be so discontinued, when combined with all other assets transferred, and all other assets utilized in all other business lines or segments discontinued (other than the Chattanooga Sale/Leaseback Transaction and the Chattanooga Restructuring), during such Fiscal Quarter and the immediately preceding 3 Fiscal Quarters, contributed more than 10% of EBITDA during the 4 Fiscal Quarters immediately preceding such Fiscal Quarter.

SECTION 5.06. Use of Proceeds. The proceeds of the Loans may be used for general corporate purposes and payment of Debt in existence on the Closing Date. No portion of the proceeds of the Loans will be used by the Borrower or any Subsidiary (i) in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, unless such tender offer or other acquisition is to be made on a negotiated basis with the approval of the Board of Directors of the Person to be acquired, and the provisions of Section 5.16 would not be violated, (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (iii) for any purpose in violation of any applicable law or regulation.

SECTION 5.07. Compliance with Laws; Payment of Taxes. The Borrower will, and will cause each of its Subsidiaries and each member of the Controlled Group to, comply with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued and except for any noncompliance that does not have and would not reasonably be expected to cause a Material Adverse Effect. The Borrower will, and will cause each of its Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property of the Borrower or any Subsidiary, except liabilities being contested in good faith and against which, if requested by the Agent, the Borrower will set up reserves in accordance with GAAP and except for any noncompliance that does not have and would not reasonably be expected to cause a Material Adverse Effect.

SECTION 5.08. Insurance. The Borrower will maintain, and will cause each of its Subsidiaries to maintain (either in the name of the Borrower or in such
Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks (including on all its property, and public liability and worker's compensation) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

SECTION 5.09. Change in Fiscal Year. The Borrower will not change its Fiscal Year without the consent of the Required Banks.

SECTION 5.10. Maintenance of Property. The Borrower shall, and shall cause each Subsidiary to, maintain all of its properties and assets in reasonably good condition, repair and working order, ordinary wear and tear excepted.

SECTION 5.11. Environmental Notices. The Borrower shall furnish to the Banks and the Agent prompt written notice of all Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Properties, and all facts, events, or conditions that could lead to any of the foregoing, except for any such matters that would not reasonably be expected to cause a Material Adverse Effect.

SECTION 5.12. Environmental Matters. The Borrower and its Subsidiaries will not, and will use reasonable efforts to cause any Third Party to not, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle, or ship or transport to or from the Properties any Hazardous Materials except for any such matters that would not reasonably be expected to cause a Material Adverse Effect.

SECTION 5.13. Environmental Release. The Borrower agrees that upon the occurrence of an Environmental Release at or on any of the Properties that does not have and would not reasonably be expected to cause a Material Adverse Effect, it will investigate the extent of, and take appropriate remedial action to eliminate, such Environmental Release.

SECTION 5.14. Transactions with Affiliates. Neither the Borrower nor any of its Subsidiaries shall enter into, or be a party to, any transaction with any Affiliate of the Borrower or such Subsidiary (which Affiliate is not the Borrower or a Wholly Owned Subsidiary), except as permitted by law and pursuant to reasonable terms which are fully disclosed to the Agent and the Banks, and are no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate.

SECTION 5.15. Loans or Advances. Neither the Borrower nor any of its Subsidiaries shall make loans or advances to any Person except as permitted by
Section 5.16 and except: (i) loans and advances made prior to the Closing Date and listed on Schedule 5.15, (ii) loans or advances to employees not exceeding $5,000,000 in the aggregate principal amount outstanding at any time, in each case made in the ordinary course of business and consistent with practices existing on the Closing Date; (iii) deposits required by government agencies or public utilities; (iv) loans and advances made prior to the Closing Date to Rayonese Textile Inc.; and (v) other loans and advances in an amount which, together with Investments permitted by clause (viii) of Section 5.16, does not exceed 10% of Stockholders' Equity; provided that after giving effect to the making of any loans, advances or deposits permitted by this Section, and no Default shall be in existence or be created thereby.

SECTION 5.16. Investments. Neither the Borrower nor any of its Subsidiaries shall make Investments in any Person except as permitted by Section 5.15 and Investments in existence on the Closing Date and listed on Schedule 5.16 and except Investments in (i) direct obligations of the United States Government maturing within one year, (ii) certificates of deposit issued by a commercial bank whose credit is satisfactory to the Agent, (iii) commercial paper rated A1 or the equivalent thereof by S&P or P1 or the equivalent thereof by Moody's and in either case maturing within 6 months after the date of acquisition, (iv) tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by S&P and Aa or the equivalent thereof by Moody's, (v) Investments pursuant to its deferred compensation plan, funded with life insurance or other investment products through a Rabbi Trust; (vi) investments in Joint Ventures in an aggregate amount not exceeding $25,000,000; (vii) Investments made prior to the Closing Date in 3096726 Canada Inc. and/or in Rayonese Textile Inc.; and/or
(viii) other Investments in an amount which, together with loans and advances permitted by clause (v) of Section 5.15, does not exceed 10% of Stockholders' Equity; provided, however, immediately after giving effect to the making of any Investment, no Default shall have occurred and be continuing.

SECTION 5.17. Priority Debt. Neither the Borrower nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, and the Borrower shall not permit any Subsidiary to incur any Debt, other than Debt of Subsidiaries existing on the Closing Date and listed on Schedule 5.17, except:

     (a) Liens (i) in favor of the Agent and the Banks created under the Security Agreement, and (ii) existing on the Closing Date securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding $5,007,000 under this clause (ii);

     (b) any Lien existing on any specific fixed asset of any corporation at the time such corporation becomes a Consolidated Subsidiary and not created in contemplation of such event;

     (c) any Lien on any specific fixed asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such Lien attaches to such asset concurrently with or within 18 months after the acquisition or completion of construction thereof;

     (d) any Lien on any specific fixed asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Consolidated Subsidiary and not created in contemplation of such event;

     (e) any Lien existing on any specific fixed asset prior to the acquisition thereof by the Borrower or a Consolidated Subsidiary and not created in contemplation of such acquisition;

     (f) Liens securing Debt owing by any Subsidiary to the Borrower;

     (g) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing paragraphs of this Section, provided that (i) such Debt is not secured by any additional assets, and (ii) the amount of such Debt secured by any such Lien is not increased;

     (h) Liens incidental to the conduct of its business or the ownership of its assets which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

     (i) any Lien on Margin Stock;

     (j) Debt owing to the Borrower or another Subsidiary;

     (k) Special Purchase Money Liens;

     (l) Liens not otherwise permitted by the foregoing paragraphs of this Section securing Debt (other than the Loans and the Letter of Credit Obligations), and Debt of Subsidiaries not otherwise permitted by paragraph
     (j), in an aggregate principal amount at any time outstanding not to exceed 15% of Consolidated Net Worth.

Provided the sum of (A) the aggregate amount of Debt secured by Liens permitted by the foregoing paragraphs (a) through (h) and (l), plus (B) Debt of Subsidiaries permitted by paragraph (l), shall not at any time exceed an aggregate amount equal to 15% of Consolidated Net Worth.

SECTION 5.18. Restrictions on Ability of Subsidiaries to Pay Dividends. The Borrower shall not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (i) pay any dividends or make any other distributions on its Capital Stock or any other interest (other than dividends paid or payable in the form of additional Capital Stock) or (ii) make or repay any loans or advances to the Borrower or the parent of such Subsidiary.

SECTION 5.19. Interest and Leases Coverage. At the end of each Fiscal Quarter, the Interest and Leases Coverage Ratio shall not have been less than: (i) for the period from and including the first Fiscal Quarter of Fiscal Year 2003 through and including the second Fiscal Quarter of Fiscal Year 2003, 2.25 to 1.0; (ii) for the period after the second Fiscal Quarter of Fiscal Year 2003 through and including the fourth Fiscal Quarter of Fiscal Year 2003, 2.50 to 1.0; and (iii) for Fiscal Year 2004, 2.75 to 1.0.

SECTION 5.20. Ratio of Funded Debt to Total Tangible Capitalization. For Fiscal Year 2003, the ratio of Funded Debt to Total Tangible Capitalization will not exceed 0.60 to 1.00. For Fiscal Year 2004, the ratio of Funded Debt to Total Tangible Capitalization will not exceed 0.55 to 1.00.

SECTION 5.21. Debt/EBITDA Ratio. At the end of each Fiscal Quarter, the Debt/EBITDA Ratio shall be less than (i) for the period from and including the first Fiscal Quarter of Fiscal Year 2003 through the second Fiscal Quarter of Fiscal Year 2003, 3.25 to 1.0; (ii) for the period after the second Fiscal Quarter of Fiscal Year 2003 through the third Fiscal Quarter of Fiscal Year 2003, 3.00 to 1.0; (iii) for the period after the third Fiscal Quarter of Fiscal Year 2003 through and including the fourth Fiscal Quarter of Fiscal Year 2003,
2.75 to 1.0; and (iv) for Fiscal Year 2004, 2.50 to 1.0.

SECTION 5.22. Acquisitions. Neither the Borrower nor any Subsidiary shall make any Acquisitions after the Closing Date, except that the Borrower may make any Acquisition which is (i) of stock or assets of a Person in substantially similar lines of business to that of the Borrower and its Subsidiaries and (ii) in an aggregate amount for any single Acquisition or series of related Acquisitions which does not exceed $15,000,000.

SECTION 5.23. Restricted Payments. The Borrower shall not and shall not permit any Subsidiary that is not a wholly-owned Subsidiary to pay any dividends or make any other distributions on its Capital Stock or any other interest other than (i) dividends paid or payable in the form of additional Capital Stock, and
(ii) any dividends declared and paid in any Fiscal Quarter after a Fiscal Quarter in which the ratio of Funded Debt to Total Tangible Capitalization is less than 0.50 to 1.00.

SECTION 5.24. Capital Expenditures. Capital Expenditures will not exceed (i) for the Fiscal Year 2003, $14,000,000; and (ii) for Fiscal Years 2002 and 2004, 50% of the Depreciation incurred for Fiscal Year 2004.

SECTION 5.25. Redemption of Bonds; Release of Collateral Upon $8,000,000 Bond Redemption. So long as no Event of Default is in existence, upon the earlier to occur of (x) payment in full with respect to the $8,000,000 Bond Redemption (defined below) and the delivery of reasonable evidence thereof to the Agent, and (y) the Debt/EBITDA Ratio having been less than 2.25 to 1.0 for two consecutive Fiscal Quarters, then, upon such occurrence, the Agent shall terminate the Security Agreement and any recorded UCC financing statements relating thereto. "Bond Redemption" means a redemption and repayment in full of industrial revenue bonds issued for the benefit of the Borrower and/or its Subsidiaries in a principal amount equal to or greater than $8,000,000.

                                   ARTICLE VI

                                    DEFAULTS

SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

     (a) the Borrower shall fail to pay when due any principal of any Loan or any Reimbursement Obligations with respect to any Letter of Credit or shall fail to pay any interest on any Loan within 5 Domestic Business Days after such interest shall become due, or shall fail to pay any fee or other amount payable hereunder within 5 Domestic Business Days after such fee or other amount becomes due; or

     (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.01(e), 5.02(ii), 5.03 to 5.06, inclusive, Sections 5.15, 5.16 or
     5.18 through 5.25 inclusive; or

     (c) the Borrower shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by paragraph (a) or (b) above) and such failure shall not have been cured within 30 days after the earlier to occur of (i) written notice thereof has been given to the Borrower by the Agent at the request of any Bank or (ii) the Borrower otherwise becomes aware of any such failure; or

     (d) any representation or warranty made by the Borrower in Article IV of this Agreement or any representation, warranty, certification or statement made in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

     (e) the Borrower or any Subsidiary shall fail to make any payment in respect of Debt in an aggregate principal amount outstanding of $5,000,000 or more (other than the Notes) when due or within any applicable grace period; or

     (f) any event or condition shall occur which results in the acceleration of the maturity of Debt in an aggregate principal amount outstanding of $5,000,000 or more of the Borrower or any Subsidiary (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Borrower or any Subsidiary) or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or Commitment or any Person acting on such holders' behalf to accelerate the maturity thereof or terminate any such commitment (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Borrower or any Subsidiary); or

     (g) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

     (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

     (i) the Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or the Borrower or any other member of the Controlled Group shall enter into, contribute or be obligated to contribute to, terminate or incur any withdrawal liability with respect to, a Multiemployer Plan; or

     (j) one or more judgments or orders for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

     (k) a federal tax lien shall be filed against the Borrower or any Subsidiary under Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower or any Subsidiary under Section 4068 of ERISA and in either case such lien is for an amount of $1,000,000 or more and remains undischarged for a period of 25 days after the date of filing; or

     (l) (i) Except for the Culp Family, any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of the voting stock of the Borrower; or (ii) as of any date a majority of the Board of Directors of the Borrower consists of individuals who were not either (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A) and individuals described in clause
     (B).

then, and in every such event, (i) the Agent shall, if requested by the Required Banks, by notice to the Borrower terminate the Commitments (and the commitments of the Issuer to issue New Letters of Credit) and they shall thereupon terminate, (ii) any Bank may terminate its obligation to fund a Money Market Loan in connection with any relevant Money Market Quote, (iii) the Agent shall, if requested by the Required Banks, by notice to the Borrower declare the Notes (together with accrued interest thereon), the Letter of Credit Obligatoins, and all other amounts payable hereunder and under the other Loan Documents, to be, and the Notes (together with accrued interest thereon), and all other amounts payable hereunder and under the other Loan Documents shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default, and (iv) the Agent shall, if requested by the Required Banks, take any action permitted under the terms of the other Loan Documents or under applicable law (and, in any event, the Agent may take any action required by it under the Reimbursement Agreements or the other bond documents relating thereto without the request or consent of the Banks); provided that if any Event of Default specified in paragraph (g) or (h) above occurs with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments (and the commitments of the Issuer to issue New Letters of Credit) shall thereupon terminate and the Notes (together with accrued interest thereon), the Letter of Credit Obligations, and all other amounts payable hereunder and under the other Loan Documents shall automatically and without notice become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with interest thereon at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default. In addition to the foregoing, If an Event of Default shall have occurred and be continuing, the Borrower shall be obligated to deposit with the Agent cash collateral in an amount equal to 105% of the undrawn amount available under the Letters of Credit. Notwithstanding the foregoing, the Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Banks.

SECTION 6.02. Notice of Default. The Agent shall give notice to the Borrower of any Default under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                 ARTICLE VII

                                  THE AGENT

SECTION 7.01.Appointment; Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Bank under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Banks, and then only on terms and conditions satisfactory to the Agent, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The provisions of this
Article VII are solely for the benefit of the Agent and the Banks, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Loan Documents, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower. The duties of the Agent shall be ministerial and administrative in nature, and the Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank.

SECTION 7.02. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks in any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

SECTION 7.03. Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the nonpayment of principal of or interest on the Loans) unless the Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or an Event of Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall give each Bank prompt notice of each nonpayment of principal of or interest on the Loans whether or not it has received any notice of the occurrence of such nonpayment. The Agent shall (subject to Section 9.06) take such action hereunder with respect to such Default or Event of Default as shall be directed by the Required Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

SECTION 7.04. Rights of Agent as a Bank and its Affiliates. With respect to the Loans made by the Agent and any Affiliate of the Agent, the Agent in its capacity as a Bank hereunder and any Affiliate of the Agent or such Affiliate (collectively, "Wachovia"), Wachovia in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Wachovia in its individual capacity and any Affiliate of the Agent in its individual capacity. The Agent and any Affiliate of the Agent may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of the Borrower's Affiliates) as if the Bank were not acting as the Agent, and the Agent and any Affiliate of the Agent may accept fees and other consideration from the Borrower (in addition to any agency fees and arrangement fees heretofore agreed to between the Borrower and the Agent) for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Banks.

SECTION 7.05. Indemnification. Each Bank severally agrees to indemnify the Agent, to the extent the Agent shall not have been reimbursed by the Borrower, ratably in accordance with its Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided, however that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

SECTION 7.06. CONSEQUENTIAL DAMAGES. THE AGENT SHALL NOT BE RESPONSIBLE OR LIABLE TO ANY BANK, THE BORROWER OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 7.07. Payee of Note Treated as Owner. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent and the provisions of Section 9.08(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

SECTION 7.08. Nonreliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself (or any Bank) informed as to the performance or observance by the Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Person (or any of their Affiliates) which may come into the possession of the Agent.

SECTION 7.09. Failure to Act. Except for action expressly required of the Agent hereunder or under the other Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 7.05 against any and all liability and expense which may be incurred by the Agent by reason of taking, continuing to take, or failing to take any such action.

SECTION 7.10. Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Borrower and the Agent may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent, which, if no Event of Default is in existence, has been approved by the Borrower (which approval shall not be unreasonably withheld or delayed). If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks and, if no Event of Default is in existence, with the consent of the Borrower (which shall not be unreasonably withheld or delayed), appoint a successor Agent. Any successor Agent shall be a bank which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder. ARTICLE VIII

                    CHANGE IN CIRCUMSTANCES; COMPENSATION

SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period:

     (a) the Agent reasonably determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

     (b) the Required Banks advise the Agent that the London Interbank Offered Rate, as reasonably determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding the relevant type of Fixed Rate Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make the type of Fixed Rate Loans specified in such notice, or to permit continuations or conversions into such type of Loans, shall be suspended. Unless the Borrower notifies the Agent at least 2 Domestic Business Days before the date of any Borrowing of such type of Fixed Rate Loans for which a Notice of Continuation or Conversion has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

SECTION 8.02.Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein or any existing or future law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Bank (or its Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make or permit continuations or conversions of Euro-Dollar Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each Euro-Dollar Loan of such Bank, together with accrued interest thereon any amount due such Bank pursuant to Section 8.05(a). Concurrently with prepaying each such Euro-Dollar Loan the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

SECTION 8.03. Increased Cost and Reduced Return.

     (a) If after the date hereof, a Change of Law or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority:

          (i) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage; or

          (ii) shall impose on any Bank (or its Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

     (b) If any Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

     (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error and provided that it is rendered in good faith. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     (d) The provisions of this Section 8.03 (i) shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee and (ii) shall constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

SECTION 8.04. Base Rate Loans or Other Fixed Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make or maintain any type of Fixed Rate Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03, and the Borrower shall, by at least 5 Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

     (a) all Loans which would otherwise be made by such Bank as Euro-Dollar Loans shall be made instead as Base Rate Loans (in which case interest and principal on such Loans shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

     (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

SECTION 8.05. Compensation. Upon the request of any Bank, delivered to the Borrower and the Agent, the Borrower shall pay to such Bank such amount or amounts as shall compensate such Bank for any loss, cost or expense incurred by such Bank as a result of:

     (a) any payment or prepayment (pursuant to Section 2.10, 2.11, 6.01, 8.02 or otherwise) of a Fixed Rate Loan on a date other than the last day of an Interest Period for such Fixed Rate Loan; or

     (b) any failure by the Borrower to prepay a Fixed Rate Loan on the date for such prepayment specified in the relevant notice of prepayment hereunder (if the Agent, acting at the direction of the Required Banks, has agreed to permit any such prepayment); or

     (c) any failure by the Borrower to borrow a Fixed Rate Loan on the date for the Fixed Rate Borrowing of which such Fixed Rate Loan is a part specified in the applicable Notice of Borrowing delivered pursuant to Section 2.02 or notification of acceptance of Money Market Quotes pursuant to Section 2.03(e); or

such compensation to include, without limitation, as applicable: an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Fixed Rate Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Fixed Rate Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Fixed Rate Loan provided for herein over (y) the amount of interest (as reasonably determined by such Bank) such Bank would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market (if such Fixed Rate Loan is a Euro-Dollar Loan).

                                  ARTICLE IX

                                MISCELLANEOUS

SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature pages hereof or such other address or telecopier number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective
(i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and the appropriate confirmation is received,
(ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section.

SECTION 9.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 9.03. Expenses; Documentary Taxes. The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Agent, in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder and (ii) if a Default occurs, all reasonable out-of-pocket expenses incurred by the Agent and the Banks, including fees and disbursements of counsel, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including reasonable out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents. The Borrower shall indemnify the Agent and each Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

SECTION 9.04. Indemnification. The Borrower shall indemnify the Agent, the Banks and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower of the proceeds of any extension of credit by any Bank hereunder or breach by the Borrower of this Agreement or any other Loan Document or from any investigation, litigation (including, without limitation, any actions taken by the Agent or any of the Banks to enforce this Agreement or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse the Agent and each Bank, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including, without limitation, reasonable legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified.

SECTION 9.05. Setoff; Sharing of Setoffs.

     (a) The Borrower hereby grants to the Agent and each Bank a lien for all indebtedness and obligations owing to them from the Borrower upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Agent or any such Bank or otherwise in the possession or control of the Agent or any such Bank for any purpose for the account or benefit of the Borrower and including any balance of any deposit account or of any credit of the Borrower with the Agent or any such Bank, whether now existing or hereafter established hereby authorizing the Agent and each Bank at any time or times during the existence of an Event of Default with or without prior notice to apply such balances or any part thereof to such of the indebtedness and obligations owing by the Borrower to the Banks and/or the Agent then past due and in such amounts as they may elect, and whether or not the collateral, if any, or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Agent or any such Bank as soon as the same may be put in transit to it by mail or carrier or by other bailee.

     (b) Each Bank agrees that if it shall, by exercising any right of setoff or counterclaim or resort to collateral security or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of all principal and interest owing with respect to the Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks owing to such other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks owing to such other Banks shall be shared by the Banks pro rata; provided that (i) nothing in this Section shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes, and (ii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (x) the amount of such other Bank's required repayment to (y) the total amount so recovered from the purchasing
     Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

SECTION 9.06. Amendments and Waivers.

     (a) Any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that, no such amendment or waiver shall, unless signed by all Banks, (i) change the Commitment of any Bank or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees (other than fees payable to the Agent) hereunder, (iii) change the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) reduce the amount of principal, interest or fees due on any date fixed for the payment thereof, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the percentage of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (vi) change the manner of application of any payments made under this Agreement or the Notes, (vii) release or substitute all or any substantial part of the collateral (if any) held as security for the Loans, or (viii) release any Guarantee given to support payment of the Loans.

     (b) The Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement except through the Agent or unless each Bank shall be informed thereof by the Borrower and shall be afforded an opportunity of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Borrower to each Bank forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Banks. The Borrower will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Bank (in its capacity as such) as consideration for or as an inducement to the entering into by such Bank of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such Banks.

SECTION 9.07. No Margin Stock Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

SECTION 9.08. Successors and Assigns.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

     (b) Any Bank may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment hereunder or any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. In no event shall a Bank that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) the change of any date fixed for the payment of principal of or interest on the related loan or loans, (ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related loan or loans, (iii) the change of the principal of the related loan or loans, (iv) any change in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) fee is payable hereunder from the rate at which the Participant is entitled to receive interest or fee (as the case may be) in respect of such participation, (v) the release or substitution of all or any substantial part of the collateral (if any) held as security for the Loans, or (vi) the release of any Guarantee given to support payment of the Loans. Each Bank selling a participating interest in any Loan, Note, Commitment or other interest under this Agreement, other than a Money Market Loan or Money Market Loan Note or participating interest therein, shall, within 10 Domestic Business Days of such sale, provide the Borrower and the Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Article VIII with respect to its participation in Loans outstanding from time to time.

     (c) Any Bank may at any time assign to one or more banks or financial institutions (each an "Assignee") all, or in the case of its Syndicated Loans and Commitments, a proportionate part of all its Syndicated Loans and Commitments, of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance, executed by such Assignee, such transferor Bank and the Agent (and, in the case of an Assignee that is not then a Bank, subject to clauses (iii) below, by the Borrower); provided that (i) no interest may be sold by a Bank pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Bank's Commitment, (ii) if a Bank is assigning only a portion of its Commitment, then, the amount of the Commitment being assigned (determined as of the effective date of the assignment) shall be in an amount not less than $10,000,000, (iii) except during the continuance of a Default, no interest may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then a Bank (or an Affiliate of a Bank) without the consent of the Borrower and the Agent, which consent shall not be unreasonably withheld, and (iv) a Bank may not have more than 2 Assignees that are not then Banks at any one time. Upon
     (A) execution of the Assignment and Acceptance by such transferor Bank, such Assignee, the Agent and (if applicable) the Borrower, (B) delivery of an executed copy of the Assignment and Acceptance to the Borrower and the Agent, (C) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, and (D) payment of a processing and recordation fee of $2,500 to the Agent, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, the Banks or the Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued each of such Assignee and such transferor Bank and such transferor Bank.

     (d) Subject to the provisions of Section 9.09, the Borrower authorizes each Bank to disclose to any Participant, Assignee or other transferee (each a
     "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning the Borrower which has been delivered to such Bank by the Borrower pursuant to this Agreement or which has been delivered to such Bank by the Borrower in connection with such Bank's credit evaluation prior to entering into this Agreement.

     (e) No  Transferee  shall be entitled to receive any greater  payment under
     Section 2.12(d) or Section 8.03 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

     (f) Anything in this Section 9.08 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of the Loans and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans and/or obligations made by the Borrower to the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Loans and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Bank from its obligations hereunder.

SECTION 9.09 Confidentiality. Each Bank agrees to exercise commercially reasonable efforts to keep any information delivered or made available by the Borrower to it which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided, however that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank, (iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which the Agent, any Bank or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Bank's legal counsel and independent auditors and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 9.09; provided that should disclosure of any such confidential information be required by virtue of clause (ii) of the immediately preceding sentence, to the extent permitted by law, any relevant Bank shall promptly notify the Borrower of same so as to allow the Borrower to seek a protective order or to take any other appropriate action; provided, further, that, no Bank shall be required to delay compliance with any directive to disclose any such information so as to allow the Borrower to effect any such action.

SECTION 9.10. Representation by Banks. Each Bank hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; provided, however that, subject to Section 9.08, the disposition of the Note or Notes held by that Bank shall at all times be within its exclusive control.

SECTION 9.11. Obligations Several. The obligations of each Bank hereunder are several, and no Bank shall be responsible for the obligations or commitment of any other Bank hereunder. Nothing contained in this Agreement and no action taken by the Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

SECTION 9.12. North Carolina Law. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of North Carolina.

SECTION 9.13. Severability. In case any one or more of the provisions contained in this Agreement, the Notes or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

SECTION 9.14. Interest. In no event shall the amount of interest, and all charges, amounts or fees contracted for, charged or collected pursuant to this Agreement, the Notes or the other Loan Documents and deemed to be interest under applicable law (collectively, "Interest") exceed the highest rate of interest allowed by applicable law (the "Maximum Rate"), and in the event any such payment is inadvertently received by any Bank, then the excess sum (the "Excess") shall be credited as a payment of principal, unless the Borrower shall notify such Bank in writing that it elects to have the Excess returned forthwith. It is the express intent hereof that the Borrower not pay and the Banks not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law. The right to accelerate maturity of any of the Loans does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and the Agent and the Banks do not intend to collect any unearned interest in the event of any such acceleration. All monies paid to the Agent or the Banks hereunder or under any of the Notes or the other Loan Documents, whether at maturity or by prepayment, shall be subject to rebate of unearned interest as and to the extent required by applicable law. By the execution of this Agreement, the Borrower covenants, to the fullest extent permitted by law, that (i) the credit or return of any Excess shall constitute the acceptance by the Borrower of such Excess, and (ii) the Borrower shall not seek or pursue any other remedy, legal or equitable , against the Agent or any Bank, based in whole or in part upon contracting for charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by the Agent or any Bank, all interest at any time contracted for, charged or received from the Borrower in connection with this Agreement, the Notes or any of the other Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Commitments. The Borrower, the Agent and each Bank shall, to the maximum extent permitted under applicable law,
(i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section shall be deemed to be incorporated into each Note and each of the other Loan Documents (whether or not any provision of this Section is referred to therein). All such Loan Documents and communications relating to any Interest owed by the Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of obligations hereunder and under the Notes and the other Loan Documents be automatically recomputed by the Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this Section.

SECTION 9.15. Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

SECTION 9.16. Waiver of Jury Trial; Consent to Jurisdiction. The Borrower (a) and each of the Banks and the Agent irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of this Agreement, any of the other Loan Documents, or any of the transactions contemplated hereby or thereby, (b) submits to the nonexclusive personal jurisdiction in the State of North Carolina, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Notes and the other Loan Documents, (c) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of North Carolina for the purpose of litigation to enforce this Agreement, the Notes or the other Loan Documents, and (d) agrees that service of process may be made upon it in the manner prescribed in Section 9.01 for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Agent from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.

SECTION 9.17. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 9.18. Source of Funds - ERISA. Each of the Banks hereby severally (and not jointly) represents to the Borrower that no part of the funds to be used by such Bank to fund the Loans hereunder from time to time constitutes (i) assets allocated to any separate account maintained by such Bank in which any employee benefit plan (or its related trust) has any interest nor (ii) any other assets of any employee benefit plan. As used in this Section, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 9.19. Replacement of Banks. The Borrower may, at any time and so long as no Default or Event of Default has then occurred and is continuing, replace any Bank that has requested additional amounts from the Borrower under Section 2.12(d) or 8.03, or who has caused a suspension of its obligation to make Euro-Dollar Loans pursuant to Section 8.02, by written notice to such Bank and the Agent given not more than thirty (30) days after any such event and identifying one or more Persons each of which shall be reasonably acceptable to the Agent (each, a "Replacement Bank," and collectively, the "Replacement Banks") to replace such Bank (the "Replaced Bank"), provided that (i) the notice from the Borrower to the Replaced Bank and the Agent provided for hereinabove shall specify an effective date for such replacement (the "Replacement Effective Date"), which shall be at least 5 Business Days after such notice is give, (ii) as of the relevant Replacement Effect Date, each Replacement Bank shall enter into an Assignment and Acceptance with the Replaced Bank pursuant to Section
9.08 pursuant to which such Replacement Banks collectively shall acquire, in such proportion among them as they may agree with the Borrower and the Agent, all (but not less than all) of the Commitments and outstanding Loans of the Replaced Bank, and, in connection therewith, shall pay to the Replaced Bank, as the purchase price in respect thereof, an amount equal to the sum as of the Replacement Effective Date (without duplication) of (y) the unpaid principal amount of, and all accrued but unpaid interest on all outstanding Loans of the Replaced Bank and (z) the Replaced Bank's ratable share of all accrued but unpaid fees owing to the Replaced Bank hereunder, and (iii) all other obligations of the Borrower owing to the Replaced Bank under this Agreement (other than those specifically described in clause (ii) above in respect of which the assignment purchase price has been, or is concurrently being, paid), as a result of the actions required to be taken under this Section, shall be paid in full by the Borrower to the Replaced Bank on or prior to the Replacement Effective Date.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.

                                        CULP, INC.(SEAL)


                                        By: __________________________
                                               Title: ________________

                                        Culp, Inc.
                                        101 South Main Street
                                        High Point, North Carolina  27261-2686
                                        Attention: Franklin N. Saxon
                                        Vice President and
                                        Chief Financial Officer
                                        Telecopier number: 910-887-7089
                                        Confirmation number: 910-888-6266


COMMITMENTS                             WACHOVIA BANK, NATIONAL ASSOCIATION,
                                        as Agent and as a Bank (SEAL)
$15,000,000

                                        By: _________________________
                                                Title:_______________

                                        Lending Office
                                        Wachovia Bank, National Association
                                        200 North Main Street
                                        High Point, North Carolina 27261
                                        Attention: Peter T. Callahan
                                        Telecopier number: 910-887-7550
                                        Confirmation number: 910-887-7641



TOTAL COMMITMENTS:

$15,000,000

                                                                   EXHIBIT A-1

                         FORM OF SYNDICATED LOAN NOTE

High Point, North Carolina                                   ___________, 2002

      For value received, CULP, INC., a North Carolina corporation (the "Borrower"), promises to pay to the order of __________________________________________________, a ____________________
(the "Bank"), for the account of its Lending Office, the principal sum of
___________________________________ AND NO/100 DOLLARS ($             ), or
such lesser amount as shall equal the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Syndicated Loan Note on the dates and at the rate or rates provided for Syndicated Loans in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wachovia Bank, National Association, 200 North Main Street, High Point, North Carolina 27261, or such other address as may be specified from time to time pursuant to the Credit Agreement.

      All Loans made by the Bank, the respective maturities thereof, the interest rates from time to time applicable thereto, and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

      This Syndicated Loan Note is one of the Syndicated Loan Notes referred to in the Amended and Restated Credit Agreement dated as of August 23, 2002 among the Borrower, the Banks listed on the signature pages thereof and Wachovia Bank, National Association, as Agent (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof, as well as the obligation of the Borrower to pay all costs of collection, including reasonable attorneys fees, in the event this Syndicated Loan Note is collected by law or through an attorney at law.

      The Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

      IN WITNESS WHEREOF, the Borrower has caused this Syndicated Loan Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.

                                          CULP, INC.              (SEAL)


                                          By: ___________________________
                                                 Title:__________________

                       LOANS AND PAYMENTS OF PRINCIPAL

Date      Base Rate       Amount      Amount of       Maturity     Notation
          or Euro-        of          Principal       Date         Made By
          Dollar Loan     Loan        Repaid
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

                                                                   EXHIBIT A-2

                            MONEY MARKET LOAN NOTE

                           As of ___________, 2002

      For value received, CULP, INC., a North Carolina corporation (the "Borrower"), promises to pay to the order of ______________________________, a _______________ (the "Bank"), for the account of its Lending Office, the principal sum of FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000) or such lesser amount as shall equal the unpaid principal amount of each Money Market Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Money Market Loan Note on the dates and at the rate or rates provided for in the Credit Agreement referred to below. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wachovia Bank, National Association, 200 North Main Street, High Point, North Carolina 27261, or such other address as may be specified from time to time pursuant to the Credit Agreement.

      All Money Market Loans made by the Bank, the respective maturities thereof, the interest rates from time to time applicable thereto, and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

      This Money Market Loan Note is one of the Money Market Loan Notes referred to in the Amended and Restated Credit Agreement dated as of August 23, 2002 among the Borrower, the Banks listed on the signature pages thereof and Wachovia Bank, National Association, as Agent (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof, as well as the obligation of the Borrower to pay all costs of collection, including reasonable attorneys fees, in the event this Syndicated Loan Note is collected by law or through an attorney at law.

      The Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

      IN WITNESS WHEREOF, the Borrower has caused this Money Market Loan Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.

                                          CULP, INC.              (SEAL)


                                          By: __________________________
                                                 Title: ________________

                 MONEY MARKET LOANS AND PAYMENTS OF PRINCIPAL

Date      Interest        Amount      Amount of       Stated       Notation
          Rate            of          Principal       Maturity     Made By
                          Loan        Repaid          Date
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

                                                                     EXHIBIT B

                                  OPINION OF

                           COUNSEL FOR THE BORROWER

         [Dated as provided in Section 3.01 of the Credit Agreement]


To the Banks and the Agent Referred to Below
c/o Wachovia Bank, National Association, as Agent
____________________________
____________________________
Attn:  _______________________


Ladies and Gentlemen:

      We have acted as counsel to Culp, Inc., a North Carolina corporation (the "Borrower"), in connection with the Amended and Restated Credit Agreement dated as of ____________, 2002 among the Borrower, the banks listed on the signature pages thereof and Wachovia Bank, National Association, as Agent (the "Credit Agreement"). This opinion is furnished to you pursuant to
Section 3.01(c) of the Credit Agreement and at the request of our client. Capitalized terms used in this opinion and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

      We have examined (i) executed copies of the Credit Agreement, the Notes and the Security Agreement (collectively, the "Loan Documents") and the UCC Financing Statement described on Schedule 1 attached hereto (the "UCC Financing Statement") and (ii) such records, certificates, instruments and other documents as are in our judgment necessary or appropriate to enable us to furnish this opinion. In our examination we have assumed the genuineness of all signatures (other than signatures of officers of the Borrower on documents executed in our presence) and the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. Where we have considered it appropriate, as to certain facts we have relied, without investigation or analysis of any underlying data contained therein, upon certificates or other comparable documents of public officials and officers or other appropriate representatives of the Borrower.

      In furnishing the opinions set forth herein, we have assumed that:

      (i) all corporate parties to the Loan Documents other than the Borrower are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization and have the full corporate power to enter into such Loan Documents;

      (ii) the execution and delivery of the Loan Documents have been duly authorized by all necessary corporate action and proceedings on the part of all corporate parties thereto other than the Borrower; the Loan Documents have been duly executed by all parties thereto other than Borrower, have been delivered by all parties thereto other than Borrower, and constitute the valid and binding obligations of parties thereto other than Borrower, enforceable against such parties in accordance with their respective terms;

      (iii) the Loan Documents have not been executed or delivered under fraud, duress or mutual mistake; and

      (iv) the Loan Documents fully state the agreement between the Borrower, the Agent and the Banks with respect to the Loans.

      Based on the foregoing and subject to the qualifications, limitations and exceptions set forth herein, we are of the opinion that:

      1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of North Carolina and has all corporate powers required to carry on its business as now conducted.

      2. The execution, delivery and performance by the Borrower of the Loan Documents (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of the UCC Financing Statement, which previously has been made), (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or by-laws of the Borrower or, to our knowledge, of any agreement, judgment, injunction, order, decree or other instrument which to our knowledge is binding upon the Borrower and (v) to our knowledge, except as provided in the Credit Agreement, do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

      3. The Loan Documents constitute valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

      4. Based solely upon the search of Uniform Commercial Code filings performed by ______________ in the offices of ____________ (the results of which we have shared with you), the UCC Financing Statement has been properly filed, and the Agent has a perfected security interest in the Borrower's interest in the collateral described in such UCC Financing Statement, but only to the extent that a security interest in such collateral may be perfected by the filing of a filing statement pursuant to Article 9 of the UCC as adopted in North Carolina.

      5. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      6. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

      The foregoing opinions are subject to the following qualifications, limitations and exceptions:

      (a) The opinions herein expressed are limited in all respects to the matters governed by the internal laws of the State of North Carolina and the federal laws of the United States of America, and we have made no independent investigation of the laws of any other jurisdiction. We express no opinion concerning any matter respecting or affected by any laws other than laws that a lawyer in North Carolina exercising customary professional diligence would reasonably recognize as being directly applicable to the Borrower or the Loans.

      (b) Where an opinion is limited to or refers to our knowledge, we have undertaken to inform you of any factual matters that have come to the attention of the attorneys in our firm who have devoted substantive attention to the transactions referred to in this opinion, but we have undertaken no independent investigation of such factual matters. As to factual matters forming the basis of our opinions, we have relied upon certificates executed by officers of the Borrower and upon certificates or statements of various governmental officials.

      (c) Our opinion in paragraph 1 above with respect to the due incorporation, existence and good standing of the Borrower is based solely on our examination of a copy of the Borrower's Articles of Incorporation certified as of _____________, 2002 by the office of the North Carolina Secretary of State and a Certificate of Existence issued as of ___________, 2002 by such office, copies of which have been furnished to you.

      (d) The validity, binding effect and enforceability of the Loan Documents are expressly subject to: liquidation, conservatorship, insolvency, bankruptcy, fraudulent conveyance, reorganization and other similar debtor relief laws of general application; and equitable remedies and to the power of courts to award equitable remedies and impose limitations on enforcement of certain remedies.

      (e) Certain remedial provisions of the Loan Documents may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Loan Documents; however, the unenforceability of such provisions may result in delays in the enforcement of the Agent's and Banks' rights and remedies under the Loan Documents (and we express no opinion as to the economic consequences, if any, of such delays). Except as set forth in subparagraph (d) above, the Loan Documents contain adequate provisions for enforcing payment of the obligations and for the practical realization of the rights and benefits intended to be afforded thereby.

      (f) We express no opinion as to the enforceability of any provisions in the Loan Documents relating to (i) set-off, (ii) self help or (iii) evidentiary standards or other standards by which the Loan Documents are to be construed.

      (g) We express no opinion as to the effect of the compliance or noncompliance of the Agent or any Bank with any state or federal laws or regulations applicable to Agent or any Bank because of such Person's legal or regulatory status or the nature of such Person's business.

      (h) The Loan Documents contain provisions to the effect that the failure of the Agent or any Bank to exercise any right or remedy accruing upon any breach or default shall not impair such right or remedy or be construed as a waiver of, or acquiescence in, the breach or default. We are unable to opine that the above-described provisions would be enforceable under all circumstances unless the Agent or Bank shall: (i) first provide written notice to Borrower that subsequent defaults will not be accepted but will result in the Borrower being declared in default under the Loan Documents; and (ii) thereafter timely and diligently pursue its default remedies under the Loan Documents.

      (i) We express no opinion on the enforceability of any provisions contained in the Loan Documents that (i) purport to excuse a party for liability for its own acts, (ii) purport to make void any act done in contravention thereof, (iii) purport to authorize a party to act in its sole discretion, (iv) relate to the effect of laws or regulations that may be enacted in the future, or (v) require waivers or amendments to be made only in writing or that prohibit evidence of oral agreements from contradicting the Loan Documents.

      (j) We express no opinion with regard to any provisions of the Loan Documents whereby a party purports to indemnify another party against its own negligence or misconduct.

      (k) It is more likely than not that North Carolina courts will enforce the provisions of the Loan Documents providing for interest at a "Default Rate," which rate is higher than the rate otherwise stipulated in the Loan Documents. The law, however, disfavors penalties; and it is possible that interest at the "Default Rate" may be held to be an unenforceable penalty, to the extent such rate exceeds the rate applicable prior to a default under the Loan Documents. Also, since North Carolina General Statutes Section 24-10.1 expressly provides for late charges, it is possible that North Carolina courts, when faced specifically with the issue, might rule that said statutory late charge preempts any other charge (such as default interest) by a lender for delinquent payments. The only North Carolina case which we have found that addresses this is the 1978 Court of Appeals decision, in our opinion of limited precedent value, North Carolina National Bank v. Burnette, 38 N.C. App. 120, 247 S.E.2d 648 (1978), rev'd on other grounds, 297 N.C. 524, 256 S.E.2d 388 (1979). While the court in this case did allow interest after default (commencing with the date requested in the complaint) at a rate six percent in excess of pre-default interest, we are unable to determine from the opinion that any question was raised as to this being penal in nature, nor does the court address the possible question of the statutory late charge preempting a default interest surcharge. Therefore, since North Carolina's Supreme Court has not ruled in a properly presented case raising issues of its possible penal nature and those of North Carolina General Statutes Section 24-10.1, we are unwilling to express an unqualified opinion that the Default Rate of interest prescribed in the Loan Documents is enforceable.

      (l) The Supreme Court of North Carolina has held that usury savings clauses are not enforceable. Accordingly, we express no opinion as to the enforceability by a North Carolina court of the interest rate limitation clause or any other usury savings clause contained in the Loan Documents.

      (m) No opinion is given regarding the enforceability of the waivers in the Loan Documents of any statutory or constitutional rights (including without limitation the right to trial by jury).

      (n) We express no opinion on the enforceability of any provisions contained in the Loan Documents that require waivers or amendments to be made only in writing or that prohibit evidence of oral agreements from contradicting the Loan Documents.

      (o) We do not express any opinion as to the enforceability of any provisions contained in the Loan Documents purporting to require a party thereto to pay or reimburse attorneys' fees incurred by another party, or to indemnify another party therefor, which may be limited by applicable statutes and decisions relating to the collection and award of attorneys' fees, including but not limited to North Carolina General Statutes Section 6-21.2.

      (p) We do not express any opinion as to the enforceability of any provisions contained in the Loan Documents concerning choice of forum or consent to the jurisdiction of courts, venue of actions or means of service of process.

      (q) We do not express any opinion as to the enforceability of any provisions contained in the Loan Documents whereby the Borrower appoints the Agent or any Bank or other parties as an agent or attorney-in-fact.

      (r) We do not express any opinion as to the enforceability of any provisions contained in the Loan Documents which purport to grant the Agent or any Bank (i) the right, without judicial process, to obtain possession of or a present ownership in any assets, or (ii) the right to obtain such possession, without judicial process, without becoming a mortgagee-in-possession.

      (s) This opinion does not cover any matter of title or priority of liens. With respect to the collateral described in the UCC Financing
Statement, we express no opinion and make no representations as to whether or not the Borrower owns (and, therefore, whether you have a security interest in) any particular personal property or fixtures described in the UCC
Financing Statement.  Additionally, we call your attention to the following:
(i) we express no opinion as to whether the description of the collateral in the Security Agreement reasonably identifies the collateral as required under the UCC as adopted in North Carolina (see North Carolina General Statutes
Section 25-9-108); (ii) any language in the Security Agreement purporting to create a security interest in all of the Borrower's "assets" or "personal property" will not be deemed to reasonably identify the collateral as required under the UCC as adopted in North Carolina (see North Carolina General Statutes
Section 25-9-108(c)) and, therefore, no security interest in such collateral may actually be created or perfected; (iii) North Carolina General Statutes Section 25-9-315 limits the rights of a secured party to enforce a security interest in "proceeds" (as therein defined); (iv) North Carolina General Statutes Section 25-9-317, 320 and 330 permit purchasers of collateral to obtain title thereto free and clear of perfected security interests in certain circumstances therein set forth; (v) additional financing statement filings may be necessary to maintain the perfected status of the security interests described above if the Borrower hereafter changes its state of organization, name or organizational structure (see North Carolina General Statutes Section 25-9-503, 507 and 508); (vi) North Carolina General Statutes Section 25-9-515 requires the filing of continuation statements within the period of six months prior to the expiration of five years from the date of the original filings, and within like periods thereafter, in order to maintain the effectiveness of the UCC Financing Statement; and (vii) we express no opinion as to any provisions in the Loan Documents that purport to waive the requirement under North Carolina General Statutes Section 25-9-610 that every aspect of a sale of collateral must be "commercially reasonable" or to define what is "commercially reasonable." We disclaim any responsibility for undertaking to file additional financing statements or continuation statements or to notify you of the necessity of the same.

      (t) The right to obtain a receiver is not an absolute right, regardless of any provision in any Loan Documents to the contrary, and is subject to equitable principles.

      This opinion letter is a statement of our opinion as of the date hereof. We do not undertake, and hereby disclaim, any obligation to advise you of any change in the matters set forth herein. Furthermore, this opinion is solely for the benefit of the Agent, the Banks now or hereafter parties to the Credit Agreement and may not be relied upon in any manner by any other person.

      We acknowledge that the Agent and the Banks are relying on the opinions expressed herein in extending credit under the terms of the Credit Agreement and the Loan Documents and hereby consent to reliance by the Agent, and the Banks now or hereafter parties to the Credit Agreement on the opinions expressed herein.

                              Very truly yours,

                              ROBINSON, BRADSHAW & HINSON, P.A.

                                                                     EXHIBIT C

                                FORM OF NOTICE

                 IN RESPECT OF ISSUANCE OF LETTERS OF CREDIT



      TO:   The Banks parties to the Amended and Restated Credit Agreement, dated as of August 23, 2002 (the "Credit Agreement"), among Culp, Inc., such Banks and Wachovia Bank, National Association, as Agent (the "Agent").

      Pursuant to Section 2.02A of the Credit Agreement, the Issuer hereby certifies to the Banks that it has issued the following New Letters of Credit pursuant to Section 2.02A of the Credit Agreement:

                Face             Date of
   Number      Amount      Issuance/Expiration      Beneficiary    Purpose
   ------      ------      -------------------      -----------    -------







      A copy of each of the New Letters of Credit listed above has been attached hereto.

      Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meaning in this notice.

                  Date:  ______________, ____.



                  WACHOVIA BANK, NATIONAL ASSOCIATION,
                  as Agent


                  By: ___________________________
                          Name: _________________
                          Title: ________________

                                                                     EXHIBIT D

                          ASSIGNMENT AND ACCEPTANCE

                      Dated _______________ ____, ______

      Reference is made to the Amended and Restated Credit Agreement dated as of August 23, 2002 (together with all amendments and modifications thereto, the "Credit Agreement") among Culp, Inc., a North Carolina corporation (the "Borrower"), the Banks (as defined in the Credit Agreement) and Wachovia Bank, National Association, as Agent (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

      ___________________________ (the "Assignor") and
___________________________ (the "Assignee") agree as follows:

2. The Assignor hereby sells and assigns to the Assignee, without recourse to the Assignor, and the Assignee hereby purchases and assumes from the
Assignor, a [      ]% interest in and to all of the Assignor's rights and
obligations under the Credit Agreement as of the Effective Date (as defined
below) (including, without limitation, a [    ] % interest (which on the
Effective Date hereof is $__________) in the Assignor's Commitment and a
[      ] interest (which on the Effective Date hereof is $[____________] ))
in the Syndicated Loans [and Money Market Loans] owing to the Assignor and a [ ] % interest in the Note[s] held by the Assignor (which on the Effective Date hereof is $__________).

3. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any adverse claim and that as of the date hereof its Commitment (without giving effect to assignments thereof which have not yet become effective) is $__________ and the aggregate outstanding principal amount of Syndicated Loans [and Money Market Loans] owing to it (without giving effect to assignments thereof which have not yet become effective) is $
; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and
(iii) attaches the Note[s] referred to in paragraph 1 above and requests that the Agent exchange such Note[s] for [(x)] a new Syndicated Loan Note dated ______________,____ in the principal amount of $__________ and a new Money Market Loan Note in the principal amount of $___________, each payable to the order of the Assignee [and (y) a new Syndicated Loan Note dated ________________,____ in the principal amount of $__________ and a new Money Market Loan Note in the principal amount of $___________, each payable to the order of the Assignor].

4. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.04(a) thereof (or any more recent financial statements of the Borrower delivered pursuant to Section 5.01(a) or (b) thereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is a bank or financial institution; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; (vi) specifies as its Lending Office (and address for notices) the office set forth beneath its name on the signature pages hereof, (vii) represents and warrants that the execution, delivery and performance of this Assignment and Acceptance are within its corporate powers and have been duly authorized by all necessary corporate action (viii) makes the representation and warranty contained in Section 9.18 of the Credit Agreement [, and (ix) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty].

5. The Effective Date for this Assignment and Acceptance shall be _______________, ______ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for execution and acceptance by the Agent and to the Borrower for execution by the Borrower.

6. Upon such execution and acceptance by the Agent [and execution by the Borrower] [If required by the Credit Agreement], from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent rights and obligations have been transferred to it by this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent its rights and obligations have been transferred to the Assignee by this Assignment and Acceptance, relinquish its rights (other than under Sections 8.03, 9.03 and 9.04 of the Credit Agreement) and be released from its obligations under the Credit Agreement.

7. Upon such execution and acceptance by the Agent [and execution by the Borrower] [If required by the Credit Agreement], from and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to such acceptance by the Agent directly between themselves.
8.

9. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Georgia.
                                          [NAME OF ASSIGNOR]


                                          By:  _______________________________
                                                  Title:______________________


                                          [NAME OF ASSIGNEE]


                                          By: ________________________________
                                                  Title:______________________

                                          Lending Office:
                                          [Address]


                                          WACHOVIA BANK, NATIONAL ASSOCIATION,
                                          As Agent


                                          By: ________________________________
                                                  Title:______________________


                                          [NAME OF BORROWER]
If required by the Credit Agreement.

                                          By: ________________________________
                                                  Title:______________________

                                                                   EXHIBIT E-1

                             NOTICE OF BORROWING

                           _______________, ______

Wachovia Bank, National Association, as Agent
200 North Main Street
High Point, North Carolina  27261
Attention:  Syndications Group

      Re: Amended and Restated Credit Agreement (as amended and modified from time to time, the "Credit Agreement") dated as of August 23, 2002 by and among Culp, Inc., the Banks from time to time parties thereto and Wachovia Bank, National Association, as Agent.

Gentlemen:

      Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit Agreement.

      This Notice of Borrowing is delivered to you pursuant to Section 2.02 of the Credit Agreement.

      The Borrower hereby requests a [Euro-Dollar Borrowing] [Base Rate Borrowing] in the aggregate principal amount of $__________ to be made on _____________, ___ , and for interest to accrue thereon at the rate established by the Credit Agreement for [Euro-Dollar Loans] [Base Rate Loans]. The duration of the Interest Period with respect thereto shall be [1 month] [2 months] [3 months] [30 days] [60 days] [90 days].

      The Borrower has caused this Notice of Borrowing to be executed and
delivered by its duly authorized officer this      day of            ,      .

                                          CULP, INC.


                                          By: ________________________________
                                                  Title:______________________

                                                                   EXHIBIT E-2

                     NOTICE OF CONTINUATION OR CONVERSION




                         _____________________, 2002




Wachovia Bank, National Association, as Agent
200 North Main Street
High Point, North Carolina  27261
Attention: Syndications Group

      Re: Amended and Restated Credit Agreement (as amended and modified from time to time, the "Credit Agreement") dated as of August 23, 2002 by and among Culp, Inc., the Banks from time to time parties thereto, and Wachovia Bank, National Association, as Agent.

Gentlemen:

Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit Agreement.

This Notice of Continuation or Conversion is delivered to you pursuant to
Section 2.04 of the Credit Agreement.

With respect to the Euro-Dollar Loans in the aggregate amount of $___________ which has an Interest Period ending on _____________, the Borrower hereby requests that such loan be [converted to a] [Base Rate Loan] [Euro-Dollar Loan] [continued as a] [Euro-Dollar Loan] in the aggregate principal amount of $__________ to be made on such date, and for interest to accrue thereon at the rate established by the Credit Agreement for [Base Rate Loans] [Euro-Dollar Loans]. [The duration of the Interest Period with respect thereto shall be [1 month] [2 months] [3 months] [30 days][60 days] [90 days]].

The Borrower has caused this Notice of Continuation or Conversion to be executed and delivered by its duly authorized officer this ______ day of ____________, 2002.

                                       [Insert Name of Borrower]



                                       By:  __________________________________
                                                Title:  ______________________

                                                                     EXHIBIT F

                            COMPLIANCE CERTIFICATE

     Reference is made to the Amended and Restated Credit Agreement dated as of August 23, 2002 (as modified and supplemented and in effect from time to time, the "Credit Agreement") among Culp, Inc., as Borrower, the Banks from time to time parties thereto, Wachovia Bank, National Association, as Agent. Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

     Pursuant to Section 5.01(c) of the Credit Agreement,________________, the duly authorized ______________________________ of Culp, Inc., hereby certifies to the Agent and the Banks that the information contained in the Compliance Check List attached hereto is true, accurate and complete as of _______________, ______, and that no Default is in existence on and as of the date hereof.

                                          CULP, INC.


                                          By: ________________________________
                                                  Title:______________________

                                                            EXHIBIT F cont'd

                                  CULP, INC.

                            COMPLIANCE CHECK LIST
                          _________________________

                           _______________, ______,

1.    Consolidations, Mergers and Sales of Assets. (Section 5.05.)

      The Borrower will not, nor will it permit any Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment, provided that:
      (a) the Borrower may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states (ii) the Borrower is the corporation surviving such merger and
      (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing; (b) Subsidiaries of the Borrower may merge with one another; and (c) the foregoing limitation on the sale, lease or other transfer of assets and on the discontinuation or elimination of a business line or segment shall not prohibit (i) the consummation of the Chattanooga Sale/Leaseback Transaction and the Chattanooga Restructuring, or (ii) in addition to the Chattanooga Sale/Leaseback Transaction and the Chattanooga Restructuring, during any Fiscal Quarter, a transfer of assets or the discontinuance or elimination of a business line or segment (in a single transaction or in a series of related transactions) unless the aggregate assets to be so transferred or utilized in a business line or segment to be so discontinued, when combined with all other assets transferred, and all other assets utilized in all other business lines or segments discontinued (other than the Chattanooga Sale/Leaseback Transaction and the Chattanooga Restructuring), during such Fiscal Quarter and the immediately preceding 3 Fiscal Quarters, contributed more than 10% of EBITDA during the 4 Fiscal Quarters immediately preceding such Fiscal Quarter.

      (a)   Value of assets transferred or business
            lines or segments discontinued                   $ ___________

      (b)   EBITDA - Schedule 1                              $ ___________

      (c)   10% of (b)                                       $ ___________

      Limitation (a) not to exceed (c)

2.    Loans and Advances (Section 5.15)

       Neither the Borrower nor any of its Subsidiaries shall make loans or advances to any Person except as permitted by Section 5.16 and except:
      (i) loans and advances made prior to the Closing Date and listed on
      Schedule 5.15, (ii) loans or advances to employees not exceeding $5,000,000 in the aggregate principal amount outstanding at any time, in each case made in the ordinary course of business and consistent with practices existing on the Closing Date; (iii) deposits required by government agencies or public utilities; (iv) loans and advances made prior to the Closing Date to Rayonese Textile Inc.; and (v) other loans and advances in an amount which, together with Investments permitted by clause (viii) of Section 5.16, does not exceed 10% of Stockholders' Equity; provided that after giving effect to the making of any loans, advances or deposits permitted by this Section, and no Default shall be in existence or be created thereby.

      (a)   To Employees                                    $_________

            Limitation                                      $5,000,000

      (b)   Other Loans and advances-- See Paragraph 3(h) below

3.    Investments (Section 5.16)

      Neither the Borrower nor any of its Subsidiaries shall make Investments in any Person except as permitted by Section 5.15 and Investments in existence on the Closing Date and listed on Schedule 5.16 and except Investments in (i) direct obligations of the United States Government maturing within one year, (ii) certificates of deposit issued by a commercial bank whose credit is satisfactory to the Agent, (iii) commercial paper rated A1 or the equivalent thereof by S&P or P1 or the equivalent thereof by Moody's and in either case maturing within 6 months after the date of acquisition, (iv) tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by S&P and Aa or the equivalent thereof by Moody's, (v) Investments pursuant to its deferred compensation plan, funded with life insurance or other investment products through a Rabbi Trust; (vi) investments in Joint Ventures in an aggregate amount not exceeding $25,000,000; (vii) Investments made prior to the Closing Date in 3096726 Canada Inc. and/or in Rayonese Textile Inc.; and/or (viii) other Investments in an amount which, together with loans and advances permitted by clause (v) of Section 5.15, does not exceed 10% of Stockholders' Equity; provided, however, immediately after giving effect to the making of any Investment, no Default shall have occurred and be continuing.

      (a)   Investments in Joint Ventures                   $ _________

            Limitation                                      $25,000,000

      (b)   Loans and advances not permitted by
            clauses (i) through (iv), inclusive,
            of Section 5.15                                 $ _________

      (c)   Investments not permitted by
            clauses (i) through (vii), inclusive,
            of Section 5.16                                 $ _________

      (d)   Sum of (b) and (c)                              $ _________

      (e)   Stockholders' Equity                            $ _________

      (f)   10% of (e)                                      $ _________

      Limitation: (d) may not exceed (e)

4.    Priority Debt (Section 5.17)

      None of the Borrowers' nor any Consolidated Subsidiary's property is subject to any Lien securing Debt, except for:

      Description of Lien and Property                Amount of Debt
      subject to same                           Secured

      a.    ___________________________                     $ _________

      b.    ___________________________                     $ _________

      c.    ___________________________                     $ _________

      d.    ___________________________                     $ _________

      e.    ___________________________                     $ _________

      f.    ___________________________                     $ _________

            Total                                           $ _________

      (a)   Liens not permitted by Sections 5.17(a)
            through (h), inclusive and Sections
            5.17(i) and (k) inclusive                       $ _________

      (b)   Debt of Subsidiaries not permitted by
            Section 5.17(j)                                 $ _________

      (c)   Sum of (a) and (b)                              $ _________

      (d)   Consolidated Net Worth                          $ _________]

      (e) Debt secured by Liens not permitted by Sections 5.17(a) through (h), inclusive and Sections
            5.17(i) and (k) inclusive                       $ _________

      (f)   Sum of (c) and (e)                              $ _________

      (g)   15% of (f)                                      $ _________

      Limitations:      (c) may not exceed (g)
                        (f) may not exceed (g)

5.    Interest and Leases Coverage (Section 5.19)

      At the end of each Fiscal Quarter, the Interest and Leases Coverage Ratio shall not have been less than: (i) for the period from and including the first Fiscal Quarter of Fiscal Year 2003 through and including the second Fiscal Quarter of Fiscal Year 2003, 2.25 to 1.0;
      (ii) for the period after the second Fiscal Quarter of Fiscal Year 2003 through and including the fourth Fiscal Quarter of Fiscal Year 2003,
      2.50 to 1.0; and (iii) for Fiscal Year 2004, 2.75 to 1.0.

      (a)  EBILTDA - Schedule 1
                                                            $______________

Consolidated Net Interest Expense
          - Schedule 1                                      $______________

Consolidated Lease Expense
          - Schedule 1                                      $______________

      (d)  Sum of (b) and (c)                               $______________

      (e)  Actual ratio of (a) to (d)                        _____ to 1.0

             Minimum Ratio                                  [2.25 to 1.0]
                                                            [2.50 to 1.0]
                                                            [2.75 to 1.0]



6.    Ratio of Funded Debt to Total Tangible Capitalization (Section 5.20)

      For Fiscal Year 2003, the ratio of Funded Debt to Total Tangible Capitalization will not exceed 0.60 to 1.00. For Fiscal Year 2004, the ratio of Funded Debt to Total Tangible Capitalization will not exceed
      0.55 to 1.00.

      (a)   Funded Debt                                       $ _________

      (b)   Stockholders' Equity                              $ _________
      (c)   Total Tangible Capitalization (sum of (a) and (b) $ _________

      (d)   Actual ratio of (a) to (c)                         _____ to 1.0

      Maximum ratio                                            [0.60 to 1.0]

                                                               [0.55 to 1.0]

7.    Debt/EBITDA Ratio (Section 5.21)

       At the end of each Fiscal Quarter, the Debt/EBITDA Ratio shall be less than (i) for the period from and including the first Fiscal Quarter of Fiscal Year 2003 through the second Fiscal Quarter of Fiscal Year 2003,
      3.25 to 1.0; (ii) for the period after the second Fiscal Quarter of Fiscal Year 2003 through the third Fiscal Quarter of Fiscal Year 2003,
      3.00 to 1.0; (iii) for the period after the third Fiscal Quarter of Fiscal Year 2003 through and including the fourth Fiscal Quarter of Fiscal Year 2003, 2.75 to 1.0; and (iv) for Fiscal Year 2004, 2.50 to 1.0.

      (a)  Funded Debt                                       $  _____________
     (b)  EBITDA
            - Schedule 1                                     $  _____________

      (c)  Actual ratio of (a) to (b)                           _____ to 1.0

     Maximum ratio                                              [3.25 to 1.0]
                                                                [3.00 to 1.0]
                                                                [2.75 to 1.0]
                                                                [2.50 to 1.0]

                                                                    Schedule 1

                                 EBIT/EBITDA

I.    EBIT:

      (a)   Consolidated Net Income for:

            _____ quarter _____                                   $ _________
            _____ quarter _____                                   $ _________
            _____ quarter _____                                   $ _________
            _____ quarter _____                                   $ _________

            Total                                                 $ _________

      (b)   Consolidated Net Interest Expense for:

            _____ quarter _____                                   $ _________
            _____ quarter _____                                   $ _________
            _____ quarter _____                                   $ _________
            _____ quarter _____                                   $ _________

            Total                                                 $ _________

      (c)   Income taxes for:

            _____ quarter _____                                   $ _________
            _____ quarter _____                                   $ _________
            _____ quarter _____                                   $ _________
            _____ quarter _____                                   $ _________

            Total                                                 $ _________

                  TOTAL EBIT (sum of (a) through (c))             $ _________

II.   EBITDA

      (a)   EBIT (from Part I)                                    $ _________

      (b)   Depreciation expense for:

            _____ quarter _____                                   $ _________
            _____ quarter _____                                   $ _________
            _____ quarter _____                                   $ _________
            _____ quarter _____                                   $ _________

            Total                                                 $ _________

      (c)   Amortization expense for:

            _____ quarter _____                                   $ _________
            _____ quarter _____                                   $ _________
            _____ quarter _____                                   $ _________
            _____ quarter _____                                   $ _________

            Total                                                 $ _________

      (d)   Other Non-cash charges for:

            _____ quarter _____                                   $ _________
            _____ quarter _____                                   $ _________
            _____ quarter _____                                   $ _________
            _____ quarter _____                                   $ _________

            Total                                                 $ _________

                  TOTAL EBITDA (sum of (a) through (d))           $ _________

                                                                     EXHIBIT G

                                  CULP, INC.

                             CLOSING CERTIFICATE

      Reference is made to the Amended and Restated Credit Agreement (the "Credit Agreement") dated as of August 23, 2002, among Culp, Inc., the Banks listed therein and Wachovia Bank, National Association, as Agent.
Capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement.

     Pursuant to Section 3.01(e) of the Credit Agreement, ___________________, the duly authorized _____________________ of Culp, Inc., hereby certifies to the Agent and the Banks that (i) no Default has occurred and is continuing as of the date hereof, and (ii) the representations and warranties contained in Article IV of the Credit Agreement are true on and as of the date hereof.

      Certified as of August 23, 2002.


                                          By: ________________________________
                                                  Printed Name:_______________
                                                  Title:______________________

                                                                     EXHIBIT H

                                  CULP, INC.

                           SECRETARY'S CERTIFICATE

      The undersigned, ____________________________,
____________________________, Secretary of Culp, Inc., a North Carolina corporation (the "Borrower"), hereby certifies that [s]he has been duly elected, qualified and is acting in such capacity and that, as such, [s]he is familiar with the facts herein certified and is duly authorized to certify the same, and hereby further certifies, in connection with the Amended and Restated Credit Agreement dated as of August 23, 2002 among the Borrower and Wachovia Bank, National Association as Agent, and the Banks listed on the signature pages thereof, that:

      1. Attached hereto as Exhibit A is a complete and correct copy of the Certificate of Incorporation of the Borrower as in full force and effect on the date hereof as certified by the Secretary of State of the State of North Carolina, the Borrower's state of incorporation.

      2. Attached hereto as Exhibit B is a complete and correct copy of the Bylaws of the Borrower as in full force and effect on the date hereof.

      3. Attached hereto as Exhibit C is a complete and correct copy of the resolutions duly adopted by the Board of Directors of the Borrower on _____________ , 2002 approving, and authorizing the execution and delivery of, the Credit Agreement, the Notes and the other Loan Documents (as such terms are defined in the Credit Agreement) to which the Borrower is a party. Such resolutions have not been repealed or amended and are in full force and effect, and no other resolutions or consents have been adopted by the Board of Directors of the Borrower in connection therewith.

      4.  _________________________ , who is _______________________ of the
Borrower signed the Credit Agreement, the Notes and the other Loan Documents to which the Borrower is a party, was duly elected, qualified and acting as such at the time [s]he signed the Credit Agreement, the Notes and other Loan Documents to which the Borrower is a party, and [his/her] signature appearing on the Credit Agreement, the Notes and the other Loan Documents to which the Borrower is a party is [his/her] genuine signature.

      IN WITNESS WHEREOF, the undersigned has hereunto set [his/her] hand as of August 23, 2002.


                                         ____________________________________

                                                                     EXHIBIT I

                          MONEY MARKET QUOTE REQUEST

                                    [Date]



Wachovia Bank, National Association
200 North Main Street
High Point, North Carolina  27261

       Re:   Money Market Quote Request

      This Money Market Quote Request is given in accordance with Section
2.03 of the Amended and Restated Credit Agreement (as amended or modified from time to time, the "Credit Agreement") dated as of August 23, 2002, among Culp, Inc., the Banks from time to time parties thereto, and Wachovia Bank, National Association, as Agent. Terms defined in the Credit Agreement are used herein as defined therein.

      The Borrower hereby requests that the Agent obtain quotes for a Money Market Borrowing based upon the following:

      1. The proposed date of the Money Market Borrowing shall be ___________, 2002 (the "Money Market Borrowing Date").(1)

      2. The aggregate amount of the Money Market Borrowing shall be $_________.(2)

      3. The Stated Maturity Date(s) applicable to the Money Market Borrowing shall be _____ days.(3)

                                       Very truly yours,

                                       CULP, INC.



                                       By:_______________________________
                                       Title:______________________________

                                                                     EXHIBIT I

                              MONEY MARKET QUOTE



Wachovia Bank, National Association
200 North Main Street
High Point, North Carolina  27261

       Re:   Money Market Quote to Culp, Inc.

      This Money Market Quote is given in accordance with Section 2.03(c)(ii) of the Amended and Restated Credit Agreement (as amended or modified from time to time, the "Credit Agreement") dated as of August 23, 2002, among Culp, Inc. (the "Borrower"), the Banks from time to time parties thereto, and Wachovia Bank, National Association, as Agent. Terms defined in the Credit Agreement are used herein as defined therein.

      In response to the Borrower's Money Market Quote Request dated ___________, 2002, we hereby make the following Money Market Quote on the following terms:

      1. Quoting Bank:

      2. Person to contact at Quoting Bank:

      3. Date of Money Market Borrowing:(4)

      4. We hereby offer to make Money Market Loan(s) in the following maximum principal amounts for the following Interest Periods and at the following rates:

--------------------------------------------------------------------------------
Maximum Principal Amount(5)   Stated Maturity Date(6)         Rate Per Annum(7)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligate(s) us to make the Money Market Loan(s) for which any offer(s) [is] [are] accepted, in whole or in part (subject to the last sentence of Section 2.03(c)(i) of the Credit Agreement).

                                     Very truly yours,

                                     [Name of Bank]



                                     By:____________________________________
                                        Authorized Officer

                                                                     EXHIBIT K

            AMENDED AND RESTATED SECURITY AGREEMENT

      THIS AMENDED AND RESTATED SECURITY AGREEMENT (this "Agreement") dated as of August 23, 2002, executed and delivered by CULP, INC., a corporation organized and existing under the laws of the State of North Carolina, with its chief executive office and principal place of business located at 101 S. Main Street, High Point, North Carolina (the "Borrower"), in favor of WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent with its office located at 200
N. Main Street, High Point, North Carolina (the "Agent") for the Lenders (defined below). This Agreement amends and restates in its entirety that certain Security Agreement dated March 28, 2001, from the Borrower in favor of the Agent (as amended, the "Original Security Agreement").

      WHEREAS, the Borrower, the Agent, WACHOVIA BANK, NATIONAL ASSOCIATION ("Wachovia"), and certain banks from time to time (the "Lenders") are parties to that certain Amended and Restated Credit Agreement dated as of even date herewith (as so amended and as further amended or otherwise modified from time to time, the "Credit Agreement");

      WHEREAS, the Borrower and Wachovia are parties to the following separate Reimbursement and Security Agreements (as amended by that certain First Amendment thereto dated as of November 14, 2000, that certain Second Amendment thereto dated as of January 26, 2001, and as amended or otherwise modified from time to time, collectively, the "Reimbursement Agreements"), each dated as of April 1, 1997, with respect to (i) $3,377,000 original principal amount Chesterfield County South Carolina Industrial Revenue Bonds (Series 1988); (ii) $7,900,000 original principal amount Alamance County Industrial Facilities and Pollution Control Financing Authority Industrial Revenue Refunding Bonds (Series A and B); and (iii) $6,000,000 original principal amount Chesterfield County South Carolina Industrial Revenue Bonds (Series 1996);

      WHEREAS, the Borrower has agreed to enter into this Amended and Restated Security Agreement in order to amend certain provisions of the Original Security Agreement and to ratify the security interests to the Agent for the benefit of Wachovia (and the Lenders as risk participants) to secure the Borrower's obligations under the Reimbursement Agreements;

      NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Borrower, the Borrower and the Agent hereby covenant and agree that the Original Security Agreement is amended and restated in its entirety as follows:

      Section 1. Grant of Security. To secure the prompt and complete payment, observance and performance when due (whether at stated maturity, by acceleration or otherwise) of all obligations of the Borrower to Wachovia (and the Lenders as risk participants) under the Reimbursement Agreements (all such obligations of the Borrower of payment, observance and performance are hereinafter referred to as the "Obligations"), the Borrower hereby collaterally assigns and pledges to the Agent for the benefit of Wachovia (and the Lenders as risk participants), and grants to the Agent for the benefit of Wachovia (and the Lenders as risk participants) a security interest and lien in and upon, the Collateral.

      Section 2. Representations and Warranties. Borrower represents and warrants to the Agent and the Lenders as follows:

      (a) Chief Executive Office. The Borrower's chief executive office and principal place of business for the 5 years prior to the date of this Agreement is located at the address listed after its name in the preamble to this Agreement.

      (b) Organization; Power; Qualification. The Borrower is a corporation, duly organized, validly existing and in good standing under the laws of North Carolina, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business as a foreign corporation in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization other than in such jurisdictions where the failure to be so qualified would have, in each instance, a Material Adverse Effect (as defined in the Credit Agreement).

      (c) Authorization. The Borrower has the right and power, and has taken all necessary action to authorize it to execute, deliver and perform this Agreement in accordance with its terms. This Agreement, the Financing Statements and the instruments, agreements and other documents to which the Borrower is a party and which evidence or relate in any way to the Obligations have been duly executed and delivered by the authorized officers of the Borrower and each is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by principles of equity.

      (d) Compliance of Agreement with Laws, etc. The execution, delivery and performance of this Agreement by the Borrower in accordance with its terms, including the granting of the Security Interest, do not and will not, by the passage of time, the giving of notice or otherwise:

(i) Require any Governmental Approval or violate any Applicable Law relating to the Borrower;
(ii) Conflict with, result in a breach of or constitute a default under, the articles or certificate of incorporation or bylaws of the Borrower, or any indenture, instrument or other material agreement to which the Borrower is a party or by which it or any of its properties may be bound; or
(iii) Result in, or require the creation or imposition of, any Lien upon or with respect to any property in which the Borrower now or may hereafter have rights, except the Liens in favor of the Lenders and the Agents' for the benefit of the Lenders granted hereby.

      (e) Liens. None of the Collateral or other properties of the Borrower is, as of the date hereof, subject to any Lien, except "Liens" permitted under Section 5.17 of the Credit Agreement, provided, that no such Liens shall consist of consensual security interests against any of the Collateral (the "Permitted Liens"). No financing statement under the Uniform Commercial Code of any jurisdiction which names the Borrower as debtor or covers any of the Collateral or any other property of the Borrower , or any other notice filed in the public records indicating the existence of a Lien thereon, has been filed and is still effective in any state or other jurisdiction, and the Borrower has not signed any such financing statement or notice or any security agreement authorizing any Person to file any such financing statement or notice, except with respect to Permitted Liens.

      (f) Security Interest. It is the intent of the Borrower that this Agreement create a valid and perfected first-priority security interest in the Collateral, securing the payment of the Obligations, subject to any prior inchoate interest granted by law for taxes.

      (g) Title to Properties. The Borrower has good, marketable and legal title to its properties and assets.

Section 3. Continued Priority of Security Interest.

      (a) The Security Interest shall at all times be valid, perfected and of first priority and enforceable against the Borrower and all other Persons, in accordance with the terms of this Agreement, as security for the Obligations.

      (b) The Borrower shall, at its sole cost and expense, take all action that may be reasonably necessary or desirable, or that the Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and priority of the Security Interest in the Collateral in conformity with the requirements of Section 3(a) hereof, or to enable the Agent to exercise or enforce its rights on behalf of the Lenders hereunder including, without limitation:

(i) Paying all taxes, assessments and other claims lawfully levied or assessed on any of the Collateral, except to the extent that such taxes, assessments and other claims constitute Permitted Liens or as otherwise permitted under Section 5.17 of the Credit Agreement;
(ii) Obtain (using its reasonable best efforts) landlords' or mortgagees' releases, subordinations or waivers with respect to any or all of the locations where the instruments, books and records relating to the Collateral are located, in form and substance satisfactory to the Agent; and
(v) Executing and delivering financing statements, pledges, designations, hypothecations, notices and assignments, in each case in form and substance satisfactory to the Agent, relating to the creation, validity, perfection, priority or continuation of the Security Interest under the Uniform Commercial Code or other Applicable Law.

      (c) To the extent permitted by applicable law, the Agent is hereby authorized to execute and file in all necessary and appropriate jurisdictions (as determined by the Agent) one or more financing or continuation statements (or any other document or instrument referred to in Section 3(b)(v) above) in the name of the Borrower. The Borrower authorizes the Agent to file any such financing statement, document or instrument without the signature of the Borrower to the extent permitted by Applicable Law. Further, to the extent permitted by Applicable Law, a carbon, photographic, xerographic or other reproduction of this Agreement or of any Financing Statement is sufficient as a financing statement.

      (d) The Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect the Security Interest and shall cause its financial statements to reflect the Security Interest.

      Section 4.  Covenants Regarding Contracts.

      (a) Anything herein to the contrary notwithstanding, (i) the Borrower shall remain liable under all Assigned Contracts to the extent set forth therein to perform its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Agent of any of its rights on behalf of the Lenders hereunder shall not release the Borrower from any of its duties or obligations under any of the Assigned Contracts (except to the extent that such exercise prevents the Borrower from satisfying such duties and obligations), and (iii) the Agent shall not have any duties, obligations or liability under any of the Assigned Contracts or duties by reason of this Agreement, nor shall the Agent be obligated to perform any of the duties or obligations of the Borrower thereunder, to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by the Borrower or the sufficiency of any performance by any party under any such contract or agreement, or to take any action to collect or enforce any claim for payment assigned hereunder.

      (b) The Borrower shall at its expense:

(i) Perform and observe all the terms and provisions of the Assigned Contracts to be performed or observed by it, maintain the Assigned Contracts in full force and effect to the extent of the Borrower 's normal business practices, and enforce the Assigned Contracts in accordance with their terms to the extent of the Borrower 's normal business practices; and
(ii) Furnish to the Agent such information and reports regarding the Assigned Contracts as the Agent may reasonably request.

      (c) Unless expressly set forth herein, all contracts and contract rights of the Borrower shall constitute Assigned Contracts and shall constitute part of the Collateral to the extent expressly permitted under Sections 9-404, 9-405, and 9-406 of the applicable Uniform Commercial Code.

      Section 5. Covenants Regarding Collateral Generally and Other Property of the Borrower.
      (a) Verification. The Agent shall have the right at any time and from time to time, in the name of such Agent or in the name of the Borrower, to verify the validity, amount or any other matter relating to any Receivables by mail, telephone or otherwise, and Agent will give the Borrower reasonable notice thereof.

      (b) Delivery of Instruments. In the event any of the Collateral becomes evidenced by a promissory note, trade acceptance or any other instrument, the Borrower will immediately thereafter deliver such instrument to the Agent, appropriately endorsed to the Agent on behalf of the Lenders.

      (c) Defense of Title. The Borrower shall at all times be the sole owner of each and every item of Collateral and shall defend, at its sole cost and expense, its title in and to, and the Security Interest in, the Collateral against the claims and demands of all Persons.

      (d) Maintenance of Collateral. The Borrower shall maintain all physical property that constitutes Collateral in good and workable condition, with reasonable allowance for wear and tear, and shall exercise proper custody over all such property consistent with past business practice.

      (e) Location of Office. The Borrower's chief executive office, principal place of business, and its books and records relating to the Collateral will continue to be kept at the address set forth in Section 2(a) hereof, and the Borrower will not change the location of such office and place of business or such books and records without giving the Agent thirty days' prior written notice thereof.

      (f) Change of Name, Structure, Etc. Without giving the Agent thirty days' prior written notice, the Borrower will not (i) change its name, identity, jurisdiction of incorporation or corporate structure, or
(ii) conduct business under any trade name or other fictitious name other than those set forth on the signature page to this Agreement.

      (g) Other Information. The Borrower shall furnish to the Agent such other information with respect to the Collateral, as the Agent may reasonably request from time to time.

      (h) Collateral Account; Lock Boxes. During the existence of an Event of Default, the Agent may establish or cause to be established one or more collateral accounts in the name of and under the sole control of the Agent and lock boxes in the name of and under the sole control of the Agent or other similar arrangements for the deposit of proceeds of Receivables, and, in such case, the Borrower shall cause to be forwarded to the Agent at the Agent's address listed in the preamble to this Agreement, on a daily basis, collection reports in form and substance satisfactory to the Agent. The Agent is hereby authorized to endorse drafts and other items of payment with respect to the proceeds of such Receivables.

      (l) Sale of Collateral. Except as permitted under the terms of the Credit Agreement and the Reimbursement Agreements, the Borrower shall not sell, transfer, convey or dispose of any Collateral. The inclusion of "proceeds" of the Collateral under the Security Interest shall not be deemed a consent by the Agent to any other sale or other disposition of any part or all of the Collateral.

      (m) _Liens against the Collateral and other Personal Property. The Borrower shall not permit any Liens to exist against (i) the Collateral, except for Permitted Liens, and (ii) the Borrower's other personal property (including, without limitation, the Borrower's equipment and inventory), except for consensual security interests in equipment permitted by Section 5.17(b), (c), (d) and (e) of the Credit Agreement.

      Section 6. The Agent Appointed Attorney-in-Fact. The Borrower hereby irrevocably appoints the Agent the Borrower 's attorney-in-fact, with full authority in the place and stead of the Borrower and in the name of the Borrower or otherwise, from time to time upon the occurrence and during the continuance of a Default or Event of Default in the Agent's discretion to take any action and to execute any instrument or document which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement and to exercise any rights and remedies the Agent may have under this Agreement or Applicable Law, including, without limitation: (i) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral including any Receivable; (ii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (i) above; (iii) to sell or assign any Receivable upon such terms, for such amount and at such time or times as the Agent deems advisable, to settle, adjust, compromise, extend or renew any Receivable or to discharge and release any Receivable; and (iv) to file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent on behalf of the Lenders with respect to any of the Collateral. The power-of-attorney granted hereby shall be irrevocable and coupled with an interest.

      Section 7. The Agent May Perform. If the Borrower fails to perform any agreement contained herein, the Agent may, without notice to the Borrower, itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be promptly payable by the Borrower.

      Section 8. The Agent's Duties. The powers conferred on the Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon the Agent to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral. The Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords its own property; it being understood that the Agent shall be under no obligation to take any steps necessary to preserve rights against prior parties or any other rights pertaining to any Collateral, but may do so at its option, and all reasonable expenses incurred in connection therewith shall be for the sole account of the Borrower and shall be a part of the Obligations.

      Section 9. Remedies. The Agent may take any or all of the following actions upon the occurrence of an Event of Default.

     (a) Patents. In the exercise of the rights of the Agent under this Agreement, without payment or compensation of any kind, use any and all trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and the like to the extent of the rights of the Borrower therein, and the Borrower hereby grants a license to the Agent for this purpose.

      (b) Payments Directly to Agent. The Agent may at any time and from time to time notify, or request the Borrower to notify, in writing or otherwise, any account debtor or other obligor with respect to any one or more of the Receivables or Assigned Contracts to make payment to the Agent or any agent or designee of the Agent directly, at such address as may be specified by the Agent. If, notwithstanding the giving of any notice, any account debtor or other such obligor shall make payment to the Borrower, the Borrower shall hold all such payments it receives in trust for the Agent, without commingling the same with other funds or property of or held by the Borrower , and shall promptly deliver the same to the Agent or any such agent or designee immediately upon receipt by the Borrower in the identical form received, together with any necessary endorsements.

      (c) Rights as a Secured Creditor. The Agent may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code and under any other Applicable Law, including, without limitation, the right, without notice except as specified below and with or without taking possession thereof, to sell the Collateral or any part thereof in one or more parcels at public or private sale at any location chosen by the Agent, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as may be permitted by Applicable law. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, but notice given in any other reasonable manner or at any other reasonable time shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Agent may bid all or any portion of the Obligations at any such sale.

      (d) Waiver of Marshaling. The Borrower hereby waives any right to require any marshaling of assets and any similar right.

      (e) Appointment of Receiver. The Agent shall be entitled to the appointment of a receiver, without notice of any kind whatsoever, to take possession of all or any portion of the Collateral and/or the business operations of the Borrower and to exercise such power as the court shall confer upon such receiver.

      (f) Receivables/Assigned Contracts. The Agent shall have the exclusive right to assert, either directly or on behalf of the Borrower, any and all rights and claims the Borrower may have under any Receivables and/or any of the Assigned Contracts as the Agent may deem proper and to receive and collect any and all Receivables and Assigned Contracts and any and all rent, fees, damages, awards and other monies arising thereunder or resulting therefrom and to apply the same on account of any of the Obligations.

      Section 10. Application of Proceeds. All proceeds from each sale of, or other realization upon, all or any part of the Collateral following an Event of Default shall be applied or paid over (i) to the costs and expenses of the Agent and Wachovia (and the Lenders as risk participants), on a pro rata basis, incurred in the collection and enforcement of the Obligations and the Collateral, (ii) to unpaid and accrued interest on the Obligations, on a pro rata basis, (iii) to all other outstanding and unpaid Obligations, on a pro rata basis, and (iv) the remaining balance (if any) of such proceeds shall be paid to the Borrower or to whomsoever may be legally entitled thereto. The Borrower shall remain liable and shall pay, on demand, any deficiency remaining in respect of the Obligations, together with interest thereon at the highest rate payable on any of the Obligations plus 2% per annum, which interest shall constitute part of the Obligations.

      Section 11. Rights Cumulative. The rights and remedies of the Agent and Wachovia (and the Lenders as risk participants) under this Agreement, the Credit Agreement the Reimbursement Agreements, and each other document or instrument evidencing or securing the Obligations shall be cumulative and not exclusive of any rights or remedies which it would otherwise have, including, but not limited to, those rights afforded by the Uniform Commercial Code and other Applicable Laws. In exercising its rights and remedies the Agent may be selective and no failure or delay by the Agent in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

      Section 12. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower here from shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      Section 13. Notices. Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered, if to the Borrower at the Borrower's address as set forth in the preamble to this Agreement, and if to the Agent, at its address as set forth in the preamble to this Agreement; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications to the Borrower shall be effective as set forth in Section 9.01 of the Credit Agreement.

      Section 14. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the conditions set forth in Section 5.25 of the Credit Agreement have been satisfied, (ii) be binding upon the Borrower , its successors and assigns and (iii) inure the benefit of the Agent, and its successors and assigns. The Borrower 's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession thereof or therefore.

      Section 15. Applicable Law; Severability. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

      Section 16. Litigation/Waivers. (a) THE AGENT AND THE BORROWER BOTH ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE RELATIONSHIP OF THE BORROWER AND THE AGENT ESTABLISHED HEREBY AND THE DOCUMENTS AND INSTRUMENTS EVIDENCING THE OBLIGATIONS WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES. ACCORDINGLY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE AGENT AND THE BORROWER HEREBY WAIVES ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST THE BORROWER OR THE AGENT ARISING OUT OF THIS AGREEMENT, THE OBLIGATIONS OR ANY OTHER DOCUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR IN CONNECTION WITH THE COLLATERAL OR THE SECURITY INTEREST THEREIN OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN THE BORROWER AND THE AGENT OF ANY KIND OR NATURE.

      (b) THE BORROWER AND THE AGENT EACH HEREBY AGREE THAT THE FEDERAL COURT OF THE MIDDLE DISTRICT OF NORTH CAROLINA, OR AT THE OPTION OF AGENT, ANY STATE COURT LOCATED IN GUILFORD COUNTY, NORTH CAROLINA, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE BORROWER AND THE AGENT, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE OBLIGATIONS OR TO ANY MATTER ARISING THEREFROM, THE COLLATERAL OR THE SECURITY INTEREST THEREIN OR ANY OTHER DOCUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH OR THEREWITH. THE BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. THE CHOICE OF FORUM SET FORTH IN THIS PARAGRAPH SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE AGENT OR THE ENFORCEMENT BY THE AGENT OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

      (c) THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF.

      Section 17. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which, taken together, shall constitute but one and the same instrument.

      Section 18.  Definitions.  (a) For the purposes of this Agreement:

      "Agent" has the meaning set forth in the first paragraph hereof.

      "Agreement" means this Security Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time.

      "Assigned Contract" means any contract or agreement to which the Borrower is a party or which runs in favor of the Borrower and which constitutes part of the Collateral.

      "Borrower" has the meaning set forth in the first paragraph hereof.

      "Collateral" means all of the Borrower's right, title and interest in and to each of the following, wherever located and whether now or hereafter existing, or now owned or hereafter acquired or arising:

      (a) all Assigned Contracts and Receivables;

      (b) all general intangibles of the Borrower of every kind and nature including, but not limited to, all contract rights, choses in action and causes of action of the Borrower against any Person or property, all tax refunds owing to the Borrower, all insurance policies of the Borrower and all rights of the Borrower to receive monies thereunder and all licenses, franchises, trademarks, trade names, trade secrets, patents, copyrights and any and all other intellectual property of the Borrower;

      (c) all books, records, files, computer programs, data processing records, computer software, documents, correspondence and other information at any time evidencing, describing or pertaining to or in any way related to any of the foregoing or otherwise pertaining or relating to the business or operations of the Borrower;

      (d) any and all balances, credits, deposits, accounts, items and monies of the Borrower now or hereafter maintained or deposited with the Agent, Wachovia, or any other Lender or any affiliate of any of the foregoing or deposited with any financial institution selected by the Agent pursuant to any lock box, deposit, escrow or other collection agreement or otherwise, and all property of the Borrower of every kind and description now or hereafter in the possession or control of the Agent, Wachovia, or any other Lender or any affiliate thereof for any reason; and

      (e) any and all products and proceeds of any of the foregoing (including, but not limited to, any claims to any items referred to in this definition, and any claims of the Borrower against third parties for loss of, damage to or destruction of, any or all of the Collateral or for proceeds payable under, or unearned premiums with respect to, policies of insurance) in whatever form.

      "Default" means (i) a "Default" under the Credit Agreement, or (ii) a "Default" under any of the Reimbursement Agreements.

      "Event of Default" means (i) an "Event of Default" under the Credit Agreement, or (ii) an "Event of Default" under any of the Reimbursement Agreements.

      "Financing Statements" means any and all financing statements prepared in connection with the perfection of the Security Interest, together with any amendments thereto and any continuations thereof.

      "Lien", as applied to the property of any Person, means any security interest, lien, encumbrance, mortgage, deed to secure debt, deed of trust, pledge, charge, conditional sale or other title retention agreement, or other encumbrance of any kind covering any property of such Person, or upon the income or profits therefrom or any agreement to convey any of the foregoing or any other agreement or interest covering the property of a Person which is intended to provide collateral security for the obligation of such Person.

      "Receivables" means all accounts and any and all rights to the payment of money or other forms of consideration of any kind (whether classified under the Uniform Commercial Code as accounts, chattel paper, general intangibles, or otherwise) for goods sold or leased or for services rendered including, but not limited to, accounts receivable, proceeds of any letters of credit naming the Borrower as beneficiary, all contract rights, notes, drafts, instruments, documents, acceptances in favor of the Borrower, and all other debts, obligations and liabilities in whatever form owing by any Person to the Borrower.

      "Security Interest" means the Lien of the Agent on behalf of the Lenders upon, and the collateral assignments to the Agent of, the Collateral effected hereby or pursuant to the terms hereof.

      "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the State of North Carolina, as the same may be amended from time to time.

      (b) Unless otherwise set forth herein to the contrary, all terms not otherwise defined herein and which are defined in the Uniform Commercial Code are used herein with the meanings ascribed to them in the Uniform Commercial Code.

      IN WITNESS WHEREOF, the Borrower has caused this Agreement to be duly executed and delivered under seal by its duly authorized officer as of the day first above written.

                                          CULP, INC.

                                                                        (SEAL)
                                          By:_________________________________
                                                 Title:


Agreed and accepted as of the
date first written above.


WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent



By:___________________________
      Name:___________________
      Title:__________________

                                                              Schedule 1.01(E)

      Charges taken in connection with the restructuring of the Borrower's Decorative Fabrics and Yarns businesses.

                                                              Schedule 1.01(F)

      Charges taken in connection with the idling of the Borrower's Wet Print Division.

                                                              Schedule 1.01(G)

      Charges taken in connection with the Chattanooga Restructuring.

                                                                 Schedule 4.08

                                 Subsidiaries

                 Name                        Jurisdiction of Incorporation
          3096726 Canada Inc.                   Federal Laws of Canada
         Rayonese Textile Inc.                  Federal Laws of Canada]

                                                                 Schedule 5.15

               Loans and Advances existing on the Closing Date

                                     NONE

                                                                 Schedule 5.16

                   Investments existing on the Closing Date

1.    The Borrower's Investments in Subsidiaries.

                                                                 Schedule 5.17

              Debt of Subsidiaries existing on the Closing Date

Indebtedness of Rayonese Textile, Inc. (the outstanding principal amount of which is approximately CN $2,894,400 as of the Closing Date) represented by that certain Canada-Quebec Subsidiary Agreement on Industrial Development between Rayonese Textile Inc. and Industry Canada.

      1 The date must be a Euro Dollar Business Day.

      2 The amount of the Money Market Borrowing is subject to Section 2.03(a) and (b).

      3 The Stated Maturity Dates are subject to Section 2.03(b)(iii). The Borrower may request that up to 2 different Stated Maturity Dates be applicable to any Money Market Borrowing, provided that (i) each such Stated Maturity Date shall be deemed to be a separate Money Market Quote Request and
(ii) the Borrower shall specify the amounts of such Money Market Borrowing to be subject to each such different Stated Maturity Date.

      4 As specified in the related Money Market Quote Request.

      5 The principal amount bid for each Stated Maturity Date may not exceed the principal amount requested. Money Market Quotes must be made for at least $5,000,000 or a larger integral multiple of $1,000,000.

      6 The Stated Maturity Dates are subject to Section 2.03(b)(iii).

      7 Subject to Section 2.03(c)(ii)(C).